Exhibit 4.3

Execution Version

HC2 HOLDINGS, INC.

as Issuer

AND

U.S. Bank National Association

as Trustee

Indenture

Dated as of February 1, 2021

7.5% Convertible Senior Notes due 2026

(i)

(ii)

(iii)

(iv)

INDENTURE, dated as of February 1, 2021 between HC2 Holdings, Inc., a company duly incorporated and existing under the laws of Delaware, United States of America, and having its principal office at 450 Park Avenue, 29th Floor, New York, NY 10022, as Issuer (the “Company”) and U.S. Bank National Association, a national banking association, as Trustee (the “Trustee”).

RECITALS OF THE COMPANY

WHEREAS, the Company has duly authorized the creation of an issue of 7.5% Convertible Senior Notes due 2026 (each a “Note” and collectively, the “Notes”) of the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture; and

WHEREAS, all things necessary to make the Notes, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid and legally binding obligations of the Company, and to make this Indenture a valid and legally binding agreement of the Company, in accordance with the terms of the Notes and the Indenture, have been done.

NOW, THEREFORE, THIS INDENTURE WITNESSETH, for and in consideration of the premises and the purchases of the Notes by the Holders thereof, it is mutually agreed, for the benefit of the Company and the equal and proportionate benefit of all Holders of the Notes, as follows:

ARTICLE 1.
DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01       Definitions.  For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

a)         the terms defined in this Article 1 have the meanings assigned to them in this Article and include the plural as well as the singular;

b)         all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP; and

c)         the words “herein,” “hereof’ and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

“Act,” when used with respect to any Holder, has the meaning specified in Section 1.04.

“Additional Interest” means all amounts, if any, payable pursuant to Section 9.03 hereof.  Unless the context otherwise requires, all references in this Indenture to interest include Additional Interest, if any.  Any express reference to Additional Interest in this Indenture shall not be construed as excluding Additional Interest in any other text where no such express reference is made.

“Additional Notes” means any Notes (other than the Initial Notes) issued under this Indenture in accordance with Section 3.01 hereof, with the same terms as the Initial Notes (other than issue price and, in some cases, the date from which interest shall accrue), which will not carry the Restricted Notes Legend and will carry the Non-Affiliate Legend.

“Additional Shares” has the meaning specified in Section 7.07(a).

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent Members” has the meaning specified in Section 3.06(b).

“Applicable Conversion Price” means the Conversion Price in effect at any given time.

“Applicable Conversion Rate” means the Conversion Rate in effect at any given time.

“Applicable Procedures” means, with respect to any transfer or transaction involving a Global Note or any beneficial interest therein, the rules and procedures of the Depositary for such Note, in each case to the extent applicable to such transfer or transaction and as in effect from time to time.

“Board of Directors” means, with respect to any Person, either the board of directors of such Person or any duly authorized committee of that board.

“Board Resolution” means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary or the General Counsel of such Person to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Combination Event” has the meaning specified in Section 10.01.

“Business Day” means any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

“Capital Stock” means, with respect to any Person, any and all shares of stock of a corporation, partnership interests or other equivalent interests (however designated, whether voting or non-voting) in such Person’s equity, entitling the holder to receive a share of the profits and losses, and a distribution of assets, after liabilities, of such Person.

“Cash Settlement” has the meaning specified in Section 7.03(a).

“Close of Business” means 5:00 p.m. New York City time.

“Code” means the Internal Revenue Code of 1986, as amended.

“Combination Settlement” has the meaning specified in Section 7.03(a).

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act.

“Common Stock” means the shares of common stock, $0.001 par value per share, of the Company as they exist on the date of this Indenture, subject to the provisions of Section 7.05.

“Common Stock Change Event” has the meaning specified in Section 7.05.

“Company” means the Person named as the “Company” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.

“Company Order” means a written request or order signed in the name of the Company (a) by its Chief Executive Officer, its President, or its Chief Financial Officer or any of its Vice Presidents, and (b) by its Treasurer, any Assistant Treasurer, its Secretary, any Assistant Secretary or any of its Vice Presidents, and delivered to the Trustee.

“Conversion Agent” means the Trustee or such other office or agency designated by the Company where Notes may be presented for conversion.

“Conversion Date” has the meaning specified in Section 7.02(b).

“Conversion Notice” shall have the meaning specified in Section 7.02(b).

“Conversion Obligation” has the meaning specified in Section 7.01(a).

“Conversion Price” means, per share of Common Stock, $1,000 divided by the Applicable Conversion Rate.

“Conversion Rate” means initially 234.2971 shares of Common Stock per $1,000 Principal Amount of Notes (equivalent to an initial Conversion Price of approximately $4.268), subject to adjustment as set forth herein.

“Corporate Trust Office” means the office of the Trustee at which the corporate trust business of the Trustee with respect to this Indenture shall, at any particular time, be principally administered, which office is, at the date as of which this Indenture is dated, located at 60 Livingston Avenue, St. Paul, MN 55107-2292, Attention: Global Corporate Trust, or such other address in the United States as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office in the United States of any successor Trustee (or such other address in the United States as such successor Trustee may designate from time to time by notice to the Holders and the Company).

“Daily Conversion Value” means, for each of the 40 consecutive Trading Days during the relevant Observation Period, one-fortieth of the product of (a) the Conversion Rate on such Trading Day and (b) the Daily VWAP on such Trading Day.

“Daily Measurement Value” means the Specified Dollar Amount (if any), divided by 40.

“Daily Settlement Amount,” for each of the 40 consecutive Trading Days during the relevant Observation Period, shall consist of:

(a)        cash in an amount equal to the lesser of (i) the Daily Measurement Value and (ii) the Daily Conversion Value on such Trading Day; and

(b)        if the Daily Conversion Value on such Trading Day exceeds the Daily Measurement Value, a number of shares of Common Stock equal to (i) the difference between the Daily Conversion Value and the Daily Measurement Value, divided by (ii) the closing sale price of the Common Stock for such Trading Day.

“Daily VWAP” means the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “HCHC <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of the Common Stock on such Trading Day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Company). The “Daily VWAP” shall be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

“Default” means any event that is or with the passage of time or the giving of notice or both would become an Event of Default.

“Deferral Exception” has the meaning specified in 7.04(i).

“Depositary” means DTC until a successor Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Depositary” shall mean such successor Depositary.

“Distributed Property” has the meaning specified in Section 7.04(c).

“DTC” means The Depository Trust Company.

“Effective Date” has the meaning specified in Section 7.07(b).

“Event of Default” has the meaning specified in Section 9.01.

“Ex-Dividend Date” means the first date on which the shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from the Company or, if applicable, from the seller of the shares of Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Fundamental Change” means the occurrence of any of the following events at any time after the Notes are originally issued:

(1)          a “person” or “group” within the meaning of Section 13(d) of the Exchange Act other than the Company or the Company’s Subsidiaries has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Company’s common equity representing more than 50% of the voting power of all outstanding classes of the Company’s common equity entitled to vote generally in the election of the Company’s directors;

(2)         consummation of (A) any share exchange, consolidation or merger involving the Company pursuant to which the Common Stock will be converted into cash, securities or other property or (B) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and the Company’s Subsidiaries, taken as a whole, to any person other than one or more of the Company’s Subsidiaries; provided, however, that neither (a) a transaction described in clause (A) in which the holders of all classes of the Company’s common equity immediately prior to such transaction own, directly or indirectly, more than 50% of the voting power of all classes of the Company’s common equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportions as such ownership immediately prior to such transaction nor (b) any merger primarily for the purpose of changing the jurisdiction of incorporation of the Company to another state within the United States of America or the District of Columbia and resulting in a reclassification, conversion or exchange of outstanding shares of the Common Stock into shares of common stock of the surviving entity shall be a Fundamental Change pursuant to this clause (2);

(3)          the Company’s stockholders approve any plan or proposal for the liquidation or dissolution of the Company; or

(4)          the Common Stock (or other Capital Stock into which the Notes are then convertible pursuant to the terms of this Indenture) ceases to be listed or quoted on any of The New York Stock Exchange, The Nasdaq Global Select Market or The Nasdaq Global Market (or any of their respective successors).

Notwithstanding the foregoing, a Fundamental Change as a result of clauses (1) or (2) above will not be deemed to have occurred if at least 90% of the consideration received or to be received by holders of shares of Common Stock (excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights) in connection with the transaction or transactions constituting the Fundamental Change consists of Publicly Traded Securities and as a result of such transaction or transactions, the Notes become convertible into such Publicly Traded Securities, excluding cash payments for fractional shares. Notwithstanding anything to the contrary in the foregoing, a Specified Asset Sale shall not constitute a Fundamental Change hereunder. “Specified Asset Sale” means the sale, transfer or other disposition by the Company or its subsidiaries of all or substantially all of the assets of the Company’s insurance business (including pursuant to a sale of equity interests of Continental Insurance Group Ltd., Continental General Insurance Company or Continental LTC Inc.).

“Fundamental Change Company Notice” has the meaning specified in Section 8.01(b).

“Fundamental Change Purchase Date” has the meaning specified in Section 8.01(a).

“Fundamental Change Purchase Notice” has the meaning specified in Section 8.01(a).

“Fundamental Change Purchase Price” has the meaning specified in Section 8.01(a).

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, in each case, as in effect in the United States on the date hereof.

“Global Note” means a Note in global form registered in the Register in the name of a Depositary or a nominee thereof.

“Holder” means a Person in whose name a Note is registered in the Register.

“Indebtedness” means, at any date, without duplication, all of the Company’s obligations for borrowed money and any guarantee by the Company of obligations of another Person for borrowed money.

“Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture.

“Initial Notes” has the meaning specified in Section 3.01.

“Institutional Accredited Investor Global Note” means that certain Global Note with CUSIP number 404139 AH0, which shall bear the Restricted Notes Legend and which shall not bear the Non-Affiliate Legend.

“Interest Payment Date” means each February 1 and August 1 of each year, beginning August 1, 2021.

“Issue Date” means the date the Notes are originally issued as set forth on the face of the Note under this Indenture.

“Last Reported Sale Price” means, on any Trading Day, the closing sale price per share of Common Stock (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and/or the average ask prices) of the Common Stock on that Trading Day as reported in composite transactions for the principal United States national or regional securities exchange on which the Common Stock is traded.  If the Common Stock is not listed for trading on a United States national or regional securities exchange on the relevant Trading Day, the “Last Reported Sale Price” will be the last quoted bid price per share of Common Stock in the over-the-counter market on the relevant Trading Day as reported by OTC Markets Group Inc. or similar organization selected by the Company.  If the Common Stock is not so quoted, the “Last Reported Sale Price” will be the average of the mid-point of the last bid and ask prices per share of Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose.

“Legal Holiday” is a Saturday, a Sunday or other day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

“Market Disruption Event” means, if the Common Stock is listed for trading on The New York Stock Exchange or listed on another U.S. national or regional securities exchange, the occurrence or existence during the one-half-hour period ending on the scheduled close of trading on any Trading Day of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Common Stock or in any options, contracts or futures contracts relating to the Common Stock. For the purposes of determining amounts due upon conversion only pursuant to Section 7.03, “Market Disruption Event” means (1) a failure by the primary exchange or quotation system on which the Common Stock trades or is quoted to open for trading during its regular trading session or (2) the occurrence or existence, prior to 1:00 p.m., New York City time, on any Trading Day for the Common Stock, of an aggregate one half-hour period of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Common Stock or in any options, contracts or future contracts relating to the Common Stock.

“Maturity Date” means August 1, 2026.

“Make-Whole Fundamental Change” means any transaction or event that would constitute a Fundamental Change (determined after giving effect to any exceptions or exclusions to such definition, but (x) without regard to the exception contained in the proviso in clause (2) of the definition thereof and (y) excluding clause (4) of the definition thereof).

“Minimum Specified Amount” has the meaning specified in Section 7.03(b).

“Non-Affiliate Legend” has the meaning specified in Section 2.02.

“Notes” has the meaning specified in the first paragraph of the Recitals of the Company, and includes any Note or Notes, as the case may be, authenticated and delivered under this Indenture, including any Global Note.  The Initial Notes and the Additional Notes shall be governed by the same terms and for purposes of this Indenture.

“Notice of Default” means written notice provided to the Company by the Trustee or to the Company and the Trustee by the Holders of not less than 25% in aggregate Principal Amount of Notes outstanding of a Default by the Company, which notice must specify the Default, demand that it be remedied and expressly state that such notice is a “Notice of Default.”

“Notice of Redemption” has the meaning specified in Section 5.02.

“Observation Period” with respect to any Note surrendered for conversion means: (i) if the relevant Conversion Date occurs prior to May 1, 2026, the 40 consecutive Trading Day period beginning on, and including, the second Trading Day immediately succeeding such Conversion Date; and (ii) if the relevant Conversion Date occurs on or after May 1, 2026, the 40 consecutive Trading Days beginning on, and including, the 41st Scheduled Trading Day immediately preceding the Maturity Date.

“Officer’s Certificate” means a certificate signed by the Chief Executive Officer, the President, the Chief Financial Officer or any of the Vice Presidents of the Company and delivered to the Trustee.

“Open of Business” means 9:00 a.m., New York City time.

“Opinion of Counsel” means a written opinion of counsel, who may be external or in-house counsel for the Company.

“outstanding” when used with reference to Notes, shall, subject to the provisions of Section 15.05, mean, as of any particular time, all Notes authenticated and delivered by the Trustee under this Indenture, except:

(1)          Notes theretofore canceled by the Trustee or accepted by the Trustee for cancellation;

(2)          Notes, or portions thereof, that have become due and payable and in respect of which monies in the necessary amount shall have been deposited in trust with the Trustee or with any Paying Agent (other than the Company) or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent);

(3)          Notes that have been paid pursuant to Section 3.09 and Notes in lieu of which, or in substitution for which, other Notes shall have been authenticated and delivered pursuant to the terms of Section 3.09 unless proof satisfactory to the Trustee is presented that any such Notes are held by protected purchasers in whose hands such Notes are valid obligations of the Company; and

(4)          Notes converted pursuant to Article 7 and required to be cancelled pursuant to Section 3.12.

“Paying Agent” means any Person (including the Company) authorized by the Company to pay the Principal Amount of, interest on, including Additional Interest, the Redemption Price or the Fundamental Change Purchase Price of, any Notes on behalf of the Company.  U.S. Bank National Association shall initially be the Paying Agent.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Physical Notes” means permanent certificated Notes in registered form issued in denominations of integral $1,000 Principal Amount and integral multiples of $1,000 in excess thereof.

“Physical Settlement” has the meaning specified in Section 7.03(a).

“Principal Amount” of a Note means the principal amount as set forth on the face of the Note.

“Publicly Traded Securities” means shares of Capital Stock that are listed or quoted on any of The New York Stock Exchange, The Nasdaq Global Select Market or The Nasdaq Global Market (or any of their respective successors) or which will be so listed or quoted when issued or exchanged in connection with the transaction that would otherwise be a Fundamental Change.

“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of the Common Stock (or other applicable security) have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of the Common Stock (or other applicable security) entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or a duly authorized committee thereof, statute, contract or otherwise).

“Redemption” has the meaning specified in Section 5.01(a).

“Redemption Date” means, when used with respect to any Note to be redeemed, the date fixed for redemption pursuant to this Indenture.

“Redemption Price” means, when used with respect to any Note to be redeemed, the price at which it is to be redeemed pursuant to this Indenture.

“Reference Property” has the meaning specified in Section 7.05.

“Register” and “Registrar” have the respective meanings specified in Section 3.06.

“Regular Record Date” means, with respect to the payment of interest on the Notes (including Additional Interest, if any) Close of Business on January 15 and July 15 (whether or not such date is a Business Day), as the case may be, immediately preceding the relevant Interest Payment Date.

“Requisite Stockholder Approval” means the stockholder approval contemplated by NYSE Listing Standard Rule 312.03(c) with respect to the issuance of shares of Common Stock upon conversion of the Notes in excess of the limitations imposed by such rule; provided, however, that the Requisite Stockholder Approval will be deemed to be obtained if, due to any amendment or binding change in the interpretation of the applicable listing standards of The New York Stock Exchange, such stockholder approval is no longer required for the Company to settle all conversions of the Notes in shares of Common Stock at the maximum Conversion Rate set forth in the last paragraph of Section 7.07(d).

“Restricted Note” has the meaning specified in Section 3.07(a).

“Restricted Notes Legend” has the meaning specified in Section 2.02.

“Restricted Stock” has the meaning specified in Section 3.07(a).

“Restricted Stock Legend” means a legend substantially in the form set forth in Exhibit A hereto.

“Rule 144” means Rule 144 under the Securities Act (including any successor rule thereto), as the same may be amended from time to time.

“Rule 144A Note” means that certain Global Note with CUSIP number 404139 AM9, which shall bear the Restricted Notes Legend and the Non-Affiliate Legend.

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading.  If the Common Stock is not listed or admitted for trading, “Scheduled Trading Day” means a Business Day.

“Secured Notes” means the $330,000,000 in aggregate principal amount of 8.500% Senior Secured Notes due 2026.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Settlement Amount” has the meaning specified in Section 7.03(c).

“Settlement Method” means, with respect to any conversion of Notes, Physical Settlement, Cash Settlement or Combination Settlement, as elected (or deemed to have been elected) by the Company.

“Settlement Notice” has the meaning specified in Section 7.03(b).

“Share Price” has the meaning specified in Section 7.07(b).

“Significant Subsidiary” means any Subsidiary, or group of Subsidiaries, that would, taken together, be a “significant subsidiary” as defined in Article 1, Rule 1-02 (w)(2) or (3) of Regulation S-X promulgated under the Securities Act, as such regulation is in effect on the Issue Date of the Notes, substituting 20 percent for 10 percent in the tests used therein to determine a significant subsidiary.

“Specified Dollar Amount” means the maximum cash amount per $1,000 principal amount of Notes to be received upon conversion as specified (or otherwise deemed to have been specified) in the Settlement Notice related to any converted Notes.

“Spin-Off” has the meaning specified in Section 7.04(c).

“Subsidiary” means, with respect to any Person, (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (2) any partnership or limited liability company of which (i) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (ii) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Successor Corporation” has the meaning specified in Section 10.01.

“Term Sheet” means the Comparison of Principal Terms dated January 25, 2021, relating to the Notes.

“Trading Day” means a day during which (i) trading in securities generally occurs on the principal United States national or regional securities exchange on which the Common Stock is then listed or admitted for trading or, if the Common Stock is not then listed or admitted for trading on a United States national or regional securities exchange, on the principal other market on which the Common Stock is then traded, (ii) a Last Reported Sale Price for the Common Stock is available on such securities exchange or market and (iii) there is no Market Disruption Event.  If the Common Stock is not so listed or traded, “Trading Day” means a Business Day. Notwithstanding the foregoing, for the purposes of determining amounts due upon conversion pursuant to Section 7.03, “Trading Day” means a day during which (i) trading in the Common Stock generally occurs on the primary exchange or quotation system on which the Common Stock then trades or is quoted and (ii) there is no Market Disruption Event.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean such successor Trustee.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, as it was in force at the date of execution of this Indenture; provided, however, that in the event the Trust Indenture Act of 1939 is amended after the date hereof, the term “Trust Indenture Act” shall mean, to the extent required by such amendment, the Trust Indenture Act of 1939, as so amended.

“Trust Officer” shall mean, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“U.S.” means the United States of America.

“Valuation Period” has the meaning set forth in Section 7.04(c).

“Vice President” means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president.”

Section 1.02         Compliance Certificates and Opinions.  Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee such certificates and opinions as may be required pursuant to Section 15.04.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

a)           a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

b)           a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

c)           a statement that, in the opinion of each such individual, such individual has made such examination or investigation as is necessary to enable such individual to express an informed opinion as to whether or not such covenant or condition has been complied with; and

d)           a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

In giving such Opinion of Counsel, counsel may rely as to factual matters on an Officers Certificate or certificates of public officials.

Section 1.03         Form of Documents Delivered to Trustee.  In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous.  Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 1.04         Acts of Holders; Record Dates.

a)           Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by their agents duly appointed in writing and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company.  Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as an “Act” of the Holders signing such instrument or instruments.  Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 11.01) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

b)           The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof.  Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority.  The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee reasonably deems sufficient.

c)            The Company may, in the circumstances permitted by this Indenture, fix any day as the Record Date for the purpose of determining the Holders entitled to give or take any request, demand, authorization, direction, notice, consent, waiver or other action, or to vote on any action, authorized or permitted to be given or taken by Holders.  If not set by the Company prior to the first solicitation of a Holder made by any Person in respect of any such action, or, in the case of any such vote, prior to such vote, the Record Date for any such action or vote shall be the 30th day (or, if later, the date of the most recent list of Holders required to be provided pursuant to Section 12.01) prior to such first solicitation or vote, as the case may be.  With regard to any Record Date, only the Holders on such date (or their duly designated proxies) shall be entitled to give or take, or vote on, the relevant action.

d)           The ownership of Notes shall be proved by the Register.

e)           Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

Section 1.05         Notices, Etc., to Trustee and Company.  Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

(1)           the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its applicable Corporate Trust Office; or

(2)           the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this instrument, with a copy to the address specified in Section 15.02, or at any other address previously furnished in writing to the Trustee by the Company, Attention:  Chief Financial Officer.

Section 1.06         Notice to Holders; Waiver.  Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at such Holder’s address as it appears in the Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice.  In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders.  Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.  Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.  Notwithstanding anything to the contrary in this Indenture, notices given to Holders of Global Notes may be given electronically through the facilities of the Depositary.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

Whenever under this Indenture the Trustee is required to provide any notice by mail, in all cases the Trustee may alternatively provide notice by overnight courier or by facsimile, with confirmation of transmission.

Section 1.07         [Reserved].

Section 1.08        Effect of Headings and Table of Contents.  The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof, and all Article and Section references are to Articles and Sections, respectively, of this Indenture unless otherwise expressly stated.

ARTICLE 2.
SECURITY FORMS

Section 2.01         Forms Generally.  The Notes and the Trustee’s certificates of authentication shall be in substantially the forms set forth in this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or Depositary therefor, the Code and regulations thereunder, or as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution thereof.

The Notes shall initially be issued in the form of permanent Global Notes in registered form in substantially the form set forth in this Article.  The aggregate Principal Amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, as hereinafter provided.

Section 2.02         Form of Face of Note.

Include the following legend on all Notes other than the Institutional Accredited Investor Global Note (the “Non-Affiliate Legend”):

NO AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY OR PERSON THAT HAS BEEN AN AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF HC2 HOLDINGS, INC. DURING THE IMMEDIATELY PRECEDING 90 DAYS MAY PURCHASE, OTHERWISE ACQUIRE OR HOLD THIS NOTE OR A BENEFICIAL INTEREST HEREIN.

Include the following legend for Global Notes only:

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF.  THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”), A NEW YORK CORPORATION, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

BY ACCEPTANCE OF A NOTE, EACH HOLDER WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (A) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THE NOTES CONSTITUTES THE ASSETS OF ANY EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), A PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) OR PROVISIONS UNDER ANY OTHER FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS, RULES OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE “SIMILAR LAWS”), OR ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT OR (B) THE PURCHASE AND HOLDING OF THE NOTES BY SUCH HOLDER WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS.

Include the following legend on all Notes that are Restricted Notes, including the Institutional Accredited Investor Global Note and the Rule 144A Note (the “Restricted Notes Legend”):

THE SECURITY EVIDENCED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ACQUISITION HEREOF OR A BENEFICIAL INTEREST HEREIN, THE HOLDER:

Include the following legend (which shall be part of the Restricted Notes Legend) on the Institutional Accredited Investor Global Note:

(1) REPRESENTS THAT IT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE RULE 501(a)(4) UNDER THE SECURITIES ACT;

(2) AGREES THAT IT WILL NOT PRIOR TO THE DATE ONE YEAR, OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER, AFTER THE LAST DATE OF ORIGINAL ISSUANCE OF THE 7.5% CONVERTIBLE SENIOR NOTES DUE 2026 OF HC2 HOLDINGS, INC. (THE “COMPANY”) RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY OR ANY COMMON STOCK THAT MAY BE ISSUABLE UPON CONVERSION OF SUCH SECURITY EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER, OR (C) PURSUANT TO ANY OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, INCLUDING UNDER RULE 144, IF AVAILABLE, SUBJECT (IN THE CASE OF CLAUSE (C)) TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH TRANSFER, TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO THE COMPANY AND THE TRUSTEE; AND

(3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE SECURITY EVIDENCED HEREBY IS TRANSFERRED (OTHER THAN A TRANSFER PURSUANT TO CLAUSES 2(A) OR (B) ABOVE) A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

Include the following legend (which shall be part of the Restricted Notes Legend) on the Rule 144A Note:

(1) REPRESENTS THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT;

(2) AGREES THAT IT WILL NOT PRIOR TO THE DATE ONE YEAR, OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER, AFTER THE LAST DATE OF ORIGINAL ISSUANCE OF THE 7.5% CONVERTIBLE SENIOR NOTES DUE 2026 OF HC2 HOLDINGS, INC. (THE “COMPANY”) RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY OR ANY COMMON STOCK THAT MAY BE ISSUABLE UPON CONVERSION OF SUCH SECURITY EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) TO A PERSON IT REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER, OR (D) PURSUANT TO ANY OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, INCLUDING UNDER RULE 144, IF AVAILABLE, SUBJECT (IN THE CASE OF CLAUSE (D)) TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH TRANSFER, TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO THE COMPANY AND THE TRUSTEE; AND

(3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE SECURITY EVIDENCED HEREBY IS TRANSFERRED (OTHER THAN A TRANSFER PURSUANT TO CLAUSES 2(A) OR (C) ABOVE) A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

7.5% Convertible Senior Notes due 2026
No. [     ] U.S. $[     ]

CUSIP NO. [     ]

ISIN NO. [     ]

HC2 Holdings, Inc., a company duly incorporated and validly existing under the laws of the state of Delaware in the United States of America (herein called the “Company”), which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to [           ], or registered assigns, the principal sum of [         ] UNITED STATES DOLLARS (U.S. $[       ]) (which amount may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, in accordance with the rules and procedures of the Depositary and in accordance with the below referred Indenture) on August 1, 2026.  The Principal Amount of Physical Notes and interest thereon, as provided on the reverse hereof, shall be payable at the Corporate Trust Office and at any other office or agency maintained by the Company for such purpose.  The Paying Agent will pay principal of any Global Note and interest thereon, as provided on the reverse hereof, in immediately available funds to The Depository Trust Company or its nominee, as the case may be, as the registered holder of such global note, on each Interest Payment Date, Redemption Date, Fundamental Change Purchase Date or other payment date, as the case may be.

Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the Holder the right to convert this Note into cash, shares of Common Stock or a combination thereof, at the election of the Company, and to the ability and obligation of the Company to purchase this Note upon certain events, in each case, on the terms and subject to the limitations referred to on the reverse hereof and as more fully specified in the Indenture.  Such further provisions shall for all purposes have the same effect as though fully set forth at this place.  Capitalized terms used but not defined herein shall have such meanings as are ascribed to such terms in the Indenture.  In the case of any conflict between this Note and the Indenture, the provisions of the Indenture shall control.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

HC2 HOLDINGS, INC.

By:
Name:
Title:
Date:

Section 2.03         Form of Reverse of Note.

HC2 HOLDINGS, INC.

7.5% Convertible Senior Notes due 2026

This Note is one of a duly authorized issue of Notes of the Company, designated as its 7.5% Convertible Senior Notes due 2026 (the “Notes”), initially limited in aggregate principal amount to $[__], which amount may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, in accordance with the rules and procedures of the Depositary and in accordance with the below referred Indenture, all issued or to be issued under and pursuant to an Indenture dated as of [__], 2021 (the “Indenture”) between the Company and U.S. Bank National Association, as Trustee (the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Notes.  The Indenture provides that Additional Notes may be issued thereunder, if certain conditions are met.  In the event of a conflict or inconsistency between this Note and the Indenture, the Indenture shall govern.

Interest.  The Notes will bear interest at a rate of 7.5% per year.  Interest on the Notes will accrue from, and including, December 1, 2020, or from the most recent date to which interest has been paid or duly provided for.  Interest will be payable semiannually in arrears on each Interest Payment Date, beginning August 1, 2021.  Pursuant to Section 9.03 of the Indenture, in certain circumstances, the Holders of Notes shall be entitled to receive Additional Interest.

Interest will be paid to the person in whose name a Note is registered at the Close of Business on the January 15 and July 15 (whether or not such date is a Business Day), as the case may be, immediately preceding the relevant Interest Payment Date.  Interest on the Notes will be computed on the basis of a 360-day year composed of twelve 30-day months.
Interest will cease to accrue on a Note upon its maturity, conversion, redemption or repurchase in connection with a Fundamental Change.

Ranking.  The Notes constitute a general unsecured and unsubordinated obligation of the Company.

Redemption at the Option of the Company.  No sinking fund is provided for the Notes.  The Notes are redeemable as a whole at the Redemption Price, at any time commencing on or after August 1, 2023 at the option of the Company if the Last Reported Sale Price of the Company’s Common Stock has been at least 130% of the Conversion Price then in effect for at least 20 Trading Days (whether or not consecutive) during any 30 consecutive Trading Day period ending within five Trading Days prior to the date on which the Company provides a Notice of Redemption as provided under Article 5 of the Indenture.

Purchase at the Option of the Holder Upon a Fundamental Change.  Subject to the terms and conditions of the Indenture, the Company shall become obligated, at the option of the Holder, to repurchase the Notes if a Fundamental Change occurs at any time prior to the Maturity Date at 100% of the Principal Amount together with accrued and unpaid interest to, but excluding, the Fundamental Change Purchase Date, which amount will be paid in cash.

Withdrawal of Fundamental Change Purchase Notice.  Holders have the right to withdraw, in whole or in part, any Fundamental Change Purchase Notice by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.  The right to withdraw the Fundamental Change Purchase Notice will terminate at the Close of Business on the Business Day immediately preceding the relevant Fundamental Change Purchase Date.

Payment of Redemption Price and Fundamental Change Purchase Price.  If money sufficient to pay the Redemption Price or Fundamental Change Purchase Price, as the case may be, of all Notes or portions thereof to be redeemed or purchased on a Redemption Date or on a Fundamental Change Purchase Date, respectively, is deposited with the Paying Agent on the Redemption Date or the Fundamental Change Purchase Date, respectively, such Notes will cease to be outstanding and interest will cease to accrue on such Notes (or portions thereof) immediately after such Redemption Date or immediately after the Close of Business on such Fundamental Change Purchase Date, as the case may be, and the Holder thereof shall have no other rights as such (other than the right to receive the Redemption Price or Fundamental Change Purchase Price, as the case may be, upon surrender of such Note).

Conversion.  Subject to and upon compliance with the provisions of the Indenture (including without limitation the conditions of conversion of this Note set forth in Article 7 thereof), the Holder hereof has the right, at its option, to convert the Principal Amount hereof or any portion of such principal which is $1,000 or an integral multiple of $1,000 in excess thereof, into cash, shares of Common Stock or a combination of cash and shares of Common Stock, at the Company’s election, at the Applicable Conversion Rate.  The Conversion Rate is initially 234.2971 shares of Common Stock per $1,000 Principal Amount of Notes (equivalent to an initial Conversion Price of approximately $4.268), subject to adjustment in certain events described in the Indenture.  Upon conversion, the Company will pay or deliver, as the case may be, cash, shares of Common Stock or a combination of cash and shares of Common Stock as set forth in the Indenture, subject to the provisions of Section 7.07(f) for conversions in connection with a Make-Whole Fundamental Change or a Redemption Notice.  No fractional shares will be issued upon any conversion, but a payment in cash will be made, as provided in the Indenture, in respect of any fraction of a share which would otherwise be issuable upon the surrender of any Notes for conversion.  Notes in respect of which a Holder is exercising its right to require repurchase on a Fundamental Change Purchase Date may be converted only if such Holder validly withdraws the related election to exercise such right in accordance with the terms of the Indenture.

In the event of a deposit or withdrawal of an interest in this Note, including an exchange, transfer, repurchase or conversion of this Note in part only, the Trustee, as custodian of the Depositary, shall make an adjustment on its records to reflect such deposit or withdrawal in accordance with the rules and procedures of the Depositary.

Acceleration of Maturity.  Subject to certain exceptions in the Indenture, if an Event of Default shall occur and be continuing, the Principal Amount plus interest through such date on all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

Supplement Indentures with Consent of Holders; Waiver of Past Defaults.  The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate Principal Amount of the outstanding Notes.  The Indenture also contains provisions permitting the Holders of specified percentages in aggregate Principal Amount of the outstanding Notes, on behalf of the Holders of all the Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past Defaults under the Indenture and their consequences.  Any such consent or waiver by the Holder of any provision of or applicable to this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

Registration of Transfer and Exchange.  As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in the United States, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate Principal Amount, will be issued to the designated transferee or transferees.

No service charge shall be made for any such registration of transfer or exchange, but the Company and the Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and the Registrar and any agent of the Company or the Trustee shall treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

Denominations.  The Notes are issuable only in registered form in denominations of $1,000 and any integral multiple of $1,000 in excess thereof, as provided in the Indenture and subject to certain limitations therein set forth.  Notes are exchangeable for a like aggregate Principal Amount of Notes of a different authorized denomination, as requested by the Holder surrendering the same.

This Note and any claim, controversy or dispute arising under or related to this Note and the Indenture shall be governed by and construed in accordance with the laws of the State of New York.

All terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

ASSIGNMENT FORM

For value received _______________________ hereby sell(s), assign(s) and transfer(s) unto____________ (Please insert social security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints ________________ attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

Include the following with respect to any Restricted Note, including the Institutional Accredited Investor Global Note and the Rule 144A Note:

In connection with any transfer of the within Note, the undersigned confirms that such Note is being transferred:

☐         To HC2 Holdings, Inc. or a subsidiary thereof; or

☐         Under, and in accordance with, a registration statement that is effective under the Securities Act at the time of such transfer; or

☐         Under any other available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act (including, if available, the exemption provided by Rule 144 under the Securities Act).

Unless one of the above boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered Holder thereof, provided that if the third box is checked, the Company or the Trustee may require, prior to registering any such transfer of the Notes, in its sole discretion, such legal opinions, certifications and other information as the Company or the Trustee may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 3.11 of the Indenture shall have been satisfied.

Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if Notes are to be delivered, other than to and in the name of the registered holder.

NOTICE:  The signature on the assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

CONVERSION NOTICE

The undersigned registered owner of this Note hereby exercises the option to convert this Note, or the portion hereof (that is $1,000 principal amount or an integral multiple thereof) below designated, into cash, Common Stock or a combination of cash and Common Stock, as applicable, in accordance with the terms of the Indenture referred to in this Note, and directs that any cash payable and any Common Stock issuable and deliverable upon such conversion, together with any cash for any fractional share, and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name and address has been indicated below. If any Common Stock or any portion of this Note not converted are to be issued in the name of a Person other than the undersigned, the undersigned will pay all documentary, stamp or similar issue or transfer taxes, if any in accordance with the Indenture. Any amount required to be paid to the undersigned on account of interest accompanies this Note. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.

Dated:
Signature(s)
Signature Guarantee
Signature(s) must be guaranteed by an eligible Guarantor Institution
(banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange
Commission Rule 17Ad-15 if Ordinary Shares are to be issued, or
Notes are to be delivered, other than to and in the name of the registered holder.
Fill in for registration of shares if to be issued, and Notes if to be delivered, other than to and in the name of the registered holder:

(Name)

(Street Address)

(City, State and Zip Code)
Please print name and address

Principal amount to be converted (if less than all): $ ,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Social Security or Other Taxpayer
Identification Number

[Form of Fundamental Change Repurchase Notice]
To:  U.S. Bank National Association
Global Corporate Trust Services
Mailcode:  EP MN WS3C
60 Livingston Avenue
St. Paul, MN 55107-2292
Facsimile No.:  (651) 466-4730
Attention: [__]

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from HC2 Holdings, Inc. (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and specifying the Fundamental Change Purchase Date and requests and instructs the Company to pay to the registered holder hereof in accordance with the applicable provisions of the Indenture referred to in this Note (1) the entire principal amount of this Note, or the portion thereof (that is $1,000 principal amount or an integral multiple thereof) below designated, and (2) if such Fundamental Change Purchase Date does not fall during the period after a Regular Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest, if any, thereon to, but excluding, such Fundamental Change Purchase Date.

In the case of Physical Notes, the certificate numbers of the Notes to be repurchased are as set forth below:

Dated:

Signature(s)

Social Security or Other Taxpayer
Identification Number

Principal amount to be repaid (if less than all): $______,000

NOTICE:  The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

ARTICLE 3.
THE SECURITIES

Section 3.01         Title and Terms; Payments.  The aggregate Principal Amount of Notes that may be authenticated and delivered under this Indenture is initially limited to $51,755,000 (the “Initial Notes”), except for Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 3.05, 3.06, 3.07, 3.08, 3.09, 3.11, 3.12 or 8.04.  The Company may, from time to time after the execution of this Indenture, execute and deliver to the Trustee for authentication Additional Notes of an unlimited aggregate principal amount, and the Trustee shall thereupon authenticate and deliver said Additional Notes to or upon the written order of the Company, without any further action by the Company hereunder; provided, however, that no such Additional Notes may be issued unless fungible with the Initial Notes (other than the Institutional Accredited Investor Global Note and the Rule 144A Note) under U.S. securities laws and for U.S. federal income tax purposes.  Additional Notes shall have the same terms as Initial Notes (other than issue price, and in some cases, the date from which interest shall accrue).

The Notes shall be known and designated as the “7.5% Convertible Senior Notes due 2026” of the Company.  The Principal Amount shall be payable on the Maturity Date.

The Principal Amount of, and interest on, Physical Notes shall be payable at the Corporate Trust Office and at any other office or agency maintained by the Company for such purpose in the continental United States of America.  Interest on Physical Notes will be payable (i) to Holders having an aggregate Principal Amount of $1,000,000 or less of Notes, by check mailed to such Holders at the address set forth in the Register and (ii) to Holders having an aggregate Principal Amount of more than $1,000,000 of Notes, either by check mailed to such Holders or, upon application by a Holder to the Registrar not later than the relevant Regular Record Date for such interest payment, by wire transfer in immediately available funds to such Holder’s account within the United States, which application shall remain in effect until the Holder notifies the Registrar to the contrary in writing.  The Company will pay principal of, interest on Global Notes in immediately available funds to The Depository Trust Company or its nominee, as the case may be, as the registered holder of such global note, on each Interest Payment Date, Redemption Date, Fundamental Change Purchase Date or other payment date, as the case may be.

Any Notes repurchased by the Company will be retired and no longer outstanding hereunder.

Section 3.02         Ranking.  The Notes constitute a general unsecured and unsubordinated obligation of the Company.

Section 3.03         Denominations.  The Notes shall be issuable only in registered form without coupons and in minimum denominations of $1,000 and any integral multiple of $1,000 in excess thereof.

Section 3.04         Execution, Authentication, Delivery and Dating.  The Notes shall be executed on behalf of the Company by at least one Officer of the Company.

Notes bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes.  The Company Order shall specify the amount of Notes to be authenticated, and shall further specify the amount of such Notes to be issued as a Global Notes or as Physical Notes.  The Trustee in accordance with such Company Order shall authenticate and deliver such Notes as in this Indenture provided and not otherwise.

Each Note shall be dated the date of its authentication.

No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

Section 3.05        Temporary Notes.  Pending the preparation of definitive Notes, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Notes that are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Notes may determine, as evidenced by their execution of such Notes; provided, that any such temporary Notes shall bear legends on the face of such Notes as set forth in Section 2.02.

If temporary Notes are issued, the Company will cause definitive Notes to be prepared without unreasonable delay.  After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at any office or agency of the Company designated pursuant to Section 4.02, without charge to the Holder.  Upon surrender for cancellation of any one or more temporary Notes, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like Principal Amount of Physical Notes of authorized denominations.  Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as Physical Notes.

Section 3.06         Registration; Registration of Transfer and Exchange.

a)           The Company shall cause to be kept at the applicable Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section 4.02 being herein sometimes collectively referred to as the “Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes.  The Trustee is hereby appointed “Registrar” (the “Registrar”) for the purpose of registering Notes and transfers of Notes as herein provided.

Upon surrender for registration of transfer of any Note at an office or agency of the Company designated pursuant to Section 4.02 for such purpose, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like aggregate Principal Amount and tenor, bearing such restrictive legend as may be required by this Indenture (including Sections 2.02, 3.07 and 3.11).

At the option of the Holder and subject to Section 3.07 and Section 3.11, Notes may be exchanged for other Notes of any authorized denominations and of a like aggregate Principal Amount and tenor, upon surrender of the Notes to be exchanged at such office or agency.  Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes which the Holder making the exchange is entitled to receive.

All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing. As a condition to the registration of transfer of any Restricted Notes, the Company or the Trustee may require evidence satisfactory to them as to the compliance with the restrictions set forth in the legend on such Notes.

No service charge shall be made for any registration of transfer or exchange of Notes, but the Company and the Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 3.05 not involving any transfer.

Unless the Company specifies otherwise, neither the Company nor the Registrar shall be required to exchange or register a transfer of any Note (i) that has been surrendered for conversion, (ii) that has been called for redemption or (iii) as to which a Fundamental Change Purchase Notice has been delivered and not withdrawn, in each case, except to the extent any portion of such Note is not subject to the foregoing.

b)            Neither any members of, or participants in, the Depositary (collectively, the “Agent Members”) nor any other Persons on whose behalf any Agent Member may act shall have any rights under this Indenture with respect to any Global Note registered in the name of the Depositary or any nominee thereof, or under any such Global Note, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Note for all purposes whatsoever.  The Trustee shall have no responsibility or obligation to any Agent Members or any other Person on whose behalf Agent Members may act with respect to (i) any ownership interests in the Global Note, (ii) the accuracy of the records of the Depositary or its nominee, (iii) any notice required hereunder or (iv) any payments under or with respect to the Global Note.  Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other Person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a Holder of any Note.  The registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and persons that may hold interests through Agent Members, to take any action that a Holder is entitled to take under this Indenture or the Notes.

Section 3.07         Transfer Restrictions.

a)            Restricted Notes.

The Institutional Accredited Investor Global Note (and all securities issued in exchange therefor or substitution thereof, except any shares of Common Stock issued upon conversion thereof) and the Rule 144A Note (and all securities issued in exchange therefor or substitution thereof, except any shares of Common Stock issued upon conversion thereof), each of which bears the Restricted Notes Legend, will each be deemed to be a “Restricted Note.” Each Restricted Note will be subject to the restrictions on transfer set forth in this Indenture (including in the Restricted Notes Legend) and will bear the restricted CUSIP number for the Notes unless such restrictions on transfer are eliminated or otherwise waived by written consent of the Company, and each Holder of a Restricted Note, by such Holder’s acceptance of such Restricted Note, will be deemed to be bound by the restrictions on transfer applicable to such Restricted Note.

Any Note (or any security issued in exchange therefor or substitution thereof, except any shares of Common Stock issued upon the conversion thereof) will bear the Restricted Notes Legend unless:

(1)           such Note, since last held by the Company or an affiliate of the Company (within the meaning of Rule 144), if ever, was transferred (1) to a Person other than (x) the Company or (y) an affiliate of the Company (within the meaning of Rule 144) or a Person that was an affiliate of the Company within the 90 days immediately preceding such transfer and (2) pursuant to a registration statement that was effective under the Securities Act at the time of such transfer;

(2)           such Note was transferred (1) to a Person other than (x) the Company or (y) an affiliate of the Company (within the meaning of Rule 144) or a Person that was an affiliate of the Company within the 90 days immediately preceding such transfer and (2) pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act; or

(3)           the Company delivers written notice to the Trustee and the Registrar stating that the Restricted Notes Legend may be removed from such Note.

In addition:

(1)           no transfer of any Note will be registered by the Registrar unless the transferring Holder delivers the form of assignment set forth on the Note, with the appropriate box checked, to the Trustee; and

(2)           the Registrar will not register any transfer of any Note that is a Restricted Note to a Person that is an affiliate of the Company or has been an affiliate of the Company (within the meaning of Rule 144) within the 90 days immediately preceding the date of such proposed transfer.

Any Note (or any security issued in exchange therefor or substitution thereof, except any shares of Common Stock issued upon the conversion thereof) will bear the Restricted Notes Legend at any time the Company reasonably determinates that, to comply with law, such Note (or such securities issued in exchange for or substitution of a Note) must bear the Restricted Notes Legend.

b)           Restricted Stock.

Every share of Common Stock that bears, or that is required under this Section 3.07 to bear, the Restricted Stock Legend will be deemed to be “Restricted Stock.” Each share of Restricted Stock will be subject to the restrictions on transfer set forth in this Indenture (including in the Restricted Stock Legend) and will bear a restricted CUSIP number unless such restrictions on transfer are eliminated or otherwise waived by written consent of the Company, and each Holder of Restricted Stock, by such Holder’s acceptance of Restricted Stock, will be deemed to be bound by the restrictions on transfer applicable to such Restricted Stock.

Any share of Common Stock issued upon the conversion of a Restricted Note will be issued in definitive form and will bear the Restricted Stock Legend unless:

(1)           such share of Common Stock was transferred (1) to a Person other than (x) the Company or (y) an affiliate of the Company (within the meaning of Rule 144) or a Person that was an affiliate of the Company within the 90 days immediately preceding such transfer and (2) pursuant to a registration statement that was effective under the Securities Act at the time of such conversion;

(2)           such share of Common Stock was transferred (1) to a Person other than (x) the Company or (y) an affiliate of the Company (within the meaning of Rule 144) or a Person that was an affiliate of the Company within the 90 days immediately preceding such transfer and (2) pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act;

(3)           such Restricted Note, regardless of whether bearing the Restricted Notes Legend, was not, at the time of its conversion, required to bear the Restricted Notes Legend pursuant to Section 3.07(a) and such Common Stock was issued to a Person other than (1) the Company or (2) an affiliate of the Company; or

(4)           the Company delivers written notice to the Trustee, the Registrar and the transfer agent for the Common Stock stating that such share of Common Stock need not bear the Restricted Stock Legend.

Any share of Common Stock will be issued in definitive form and will bear the Restricted Stock Legend at any time the Company reasonably determinates that, to comply with law, such share of Common Stock must bear the Restricted Stock Legend.

c)            As used in this Section 3.07, the term “transfer” means any sale, pledge, transfer, loan, hypothecation or other disposition whatsoever of any Restricted Note, any interest therein or any Restricted Stock.

Section 3.08         [Reserved].

Section 3.09         Mutilated, Destroyed, Lost and Stolen Notes.  If any mutilated Note is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Note of like tenor and Principal Amount and bearing a number not contemporaneously outstanding.

If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Note and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Note has been acquired by a bona fide purchaser, the Company shall execute and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and Principal Amount and bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note.

Upon the issuance of any new Note under this Section 3.09, the Company may require payment by the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Note issued pursuant to this Section 3.09 in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 3.10         Persons Deemed Owners.  Prior to due presentment of a Note for registration of transfer, the Company, the Trustee, the Registrar and any agent of the Company, the Trustee or the Registrar shall treat the Person in whose name such Note is registered as the owner of such Note for the purpose of receiving payment of the principal of such Note and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Company, the Trustee, the Registrar nor any agent of the Company, the Trustee or the Registrar shall be affected by notice to the contrary.

Section 3.11         Transfer and Exchange.

a)            Provisions Applicable to All Transfers and Exchanges.

Subject to the restrictions set forth in this Section 3.11, Physical Notes and beneficial interests in Global Notes may be transferred or exchanged from time to time as desired, and each such transfer or exchange will be noted by the Registrar in the Register.

All Notes issued upon any registration of transfer or exchange in accordance with this Indenture will be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.

No service charge will be imposed on any Holder of a Physical Note or any owner of a beneficial interest in a Global Note for any exchange or registration of transfer, but each of the Company, the Trustee or the Registrar may require such Holder or owner of a beneficial interest to pay a sum sufficient to cover any transfer tax, assessment or other governmental charge imposed in connection with such registration of transfer or exchange.

Unless the Company specifies otherwise, none of the Company, the Trustee, the Registrar or any co-Registrar will be required to exchange or register a transfer of any Note (i) that has been surrendered for conversion, (ii) that has been called for redemption or (iii) as to which a Fundamental Change Purchase Notice has been delivered and not withdrawn, in each case, except to the extent any portion of such Note is not subject to the foregoing.

The Trustee will have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.  Neither the Trustee nor any Agent shall have any responsibility or liability for any actions taken or not taken by the Depositary.

b)           In General; Transfer and Exchange of Beneficial Interests in Global Notes.  So long as the Notes are eligible for book‑entry settlement with the Depositary, unless otherwise required by law, except to the extent required by Section 3.11(c):

(1)           all Notes will be represented by one or more Global Notes;

(2)           every transfer and exchange of a beneficial interest in a Global Note will be effected through the Depositary in accordance with the Applicable Procedures and the provisions of this Indenture (including, in the case of a Restricted Note, the restrictions on transfer set forth in Section 3.07); and

(3)           each Global Note may be transferred only as a whole and only (A) by the Depositary to a nominee of the Depositary, (B) by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or (C) by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

c)           Transfer and Exchange of Global Notes.

Notwithstanding any other provision of this Indenture, each Global Note will be exchanged for Physical Notes if the Depositary delivers notice to the Company that:

(1)           the Depositary is unwilling or unable to continue to act as Depositary; or

(2)           the Depositary is no longer registered as a clearing agency under the Exchange Act;

(3)           and, in each case, the Company promptly delivers a copy of such notice to the Trustee and the Company fails to appoint a successor Depositary within 90 days after receiving notice from the Depositary.

In each such case, each Global Note will be deemed surrendered to the Trustee for cancellation, and the Trustee will cause each Global Note to be cancelled in accordance with the Applicable Procedures, and the Company, in accordance with Section 3.04, will promptly execute, and, upon receipt of a Company Order, the Trustee, in accordance with Section 3.04, will promptly authenticate and deliver, for each beneficial interest in each Global Note so exchanged, an aggregate principal amount of Physical Notes equal to the aggregate principal amount of such beneficial interest, registered in such names and in such authorized denominations as the Depositary specifies, and bearing any legends that such Physical Notes are required to bear under Section 3.07.

In addition, if (x) the Company, in its sole discretion, determines that any Global Note will be exchangeable for Physical Notes or (y) an Event of Default has occurred and is continuing, in each case, any owner of a beneficial interest in a Global Note may exchange such beneficial interest for Physical Notes by delivering a written request to the Registrar.

In such case, (A) the Registrar will deliver notice of such request to the Company and the Trustee, which notice will identify the owner of the beneficial interest to be exchanged, the aggregate principal amount of such beneficial interest and the CUSIP of the relevant Global Note; (B) the Company will, in accordance with Section 3.04, promptly execute, and, upon receipt of a Company Order, the Trustee, in accordance with Section 3.04, will promptly authenticate and deliver, to such owner, for the beneficial interest so exchanged by such owner, Physical Notes registered in such owner’s name having an aggregate principal amount equal to the aggregate principal amount of such beneficial interest and bearing any legends that such Physical Notes are required to bear under Section 3.07, and (C) the Registrar, in accordance with the Applicable Procedures, will cause the principal amount of such Global Note to be decreased by the aggregate principal amount of the beneficial interest so exchanged.  If all of the beneficial interests in a Global Note are so exchanged, such Global Note will be deemed surrendered to the Trustee for cancellation, and the Trustee will cause such Global Note to be cancelled in accordance with the Applicable Procedures.

d)           Transfer and Exchange of Physical Notes.

If Physical Notes are issued, a Holder may transfer a Physical Note by: (A) surrendering such Physical Note for registration of transfer to the Registrar, together with any endorsements or instruments of transfer required by any of the Company, the Trustee or the Registrar; (B) if such Physical Note is a Restricted Note, delivering any documentation that the Company, the Trustee or the Registrar reasonably require to ensure that such transfer complies with Section 3.07 and applicable securities laws; and (C) satisfying all other requirements for such transfer set forth in this Section 3.11 and Section 3.07.  Upon the satisfaction of conditions (A), (B) and (C), the Company, in accordance with Section 3.04, will promptly execute and deliver to the Trustee, and the Trustee, upon receipt of a Company Order, will, in accordance with Section 3.04, promptly authenticate and deliver, in the name of the designated transferee or transferees, one or more new Physical Notes, of any authorized denominations, having like aggregate Principal Amount and bearing any restrictive legends required by Section 3.07.

If Physical Notes are issued, a Holder may exchange a Physical Note for other Physical Notes of any authorized denominations and aggregate Principal Amount equal to the aggregate Principal Amount of the Notes to be exchanged by surrendering such Notes, together with any endorsements or instruments of transfer required by any of the Company, the Trustee or the Registrar, at any office or agency maintained by the Company for such purposes pursuant to Section 4.02.  Whenever a Holder surrenders Notes for exchange, the Company, in accordance with Section 3.04, will promptly execute and deliver to the Trustee, and the Trustee, upon receipt of a Company Order, will, in accordance with Section 3.04, promptly authenticate and deliver the Notes that such Holder is entitled to receive, bearing registration numbers not contemporaneously outstanding and any restrictive legends that such Physical Notes are to bear under Section 3.07.

If Physical Notes are issued, a Holder may transfer or exchange a Physical Note for a beneficial interest in a Global Note by (A) surrendering such Physical Note for registration of transfer or exchange, together with any endorsements or instruments of transfer required by any of the Company, the Trustee or the Registrar, at any office or agency maintained by the Company for such purposes pursuant to Section 4.02; (B) if such Physical Note is a Restricted Note, delivering any documentation the Company, the Trustee or the Registrar reasonably require to ensure that such transfer complies with Section 3.07 and applicable securities laws; (C) satisfying all other requirements for such transfer set forth in this Section 3.11 and Section 3.07; and (D) providing written instructions to the Trustee to make, or to direct the Registrar to make, an adjustment in its books and records with respect to the applicable Global Note to reflect an increase in the aggregate Principal Amount of the Notes represented by such Global Note, which instructions will contain information regarding the Depositary account to be credited with such increase.  Upon the satisfaction of conditions (A), (B), (C) and (D), the Trustee will cancel such Physical Note and cause, or direct the Registrar to cause, in accordance with the Applicable Procedures, the aggregate Principal Amount of Notes represented by such Global Note to be increased by the aggregate Principal Amount of such Physical Note, and will credit or cause to be credited the account of the Person specified in the instructions provided by the exchanging Holder in an amount equal to the aggregate Principal Amount of such Physical Note.  If no Global Notes are then outstanding, the Company, in accordance with Section 3.04, will promptly execute and deliver to the Trustee, and the Trustee, upon receipt of a Company Order, will, in accordance with Section 3.04, authenticate, a new Global Note in the appropriate aggregate Principal Amount.

In all cases, certificated notes will be maintained in registered form under Treasury Regulations section 5f.103-1(c), and may be transferred only in accordance with such provisions.

Section 3.12        Cancellation.  The Company at any time may deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder that the Company may have acquired in any manner whatsoever, and may deliver to the Trustee for cancellation any Notes previously authenticated hereunder which the Company has not issued and sold.  The Trustee shall cancel all Notes surrendered for registration of transfer, exchange, payment, purchase, repurchase, conversion (pursuant to Article 7 hereof) or cancellation in accordance with its customary practices.  If the Company shall acquire any of the Notes, such acquisition shall not operate as a Redemption or satisfaction of the indebtedness represented by such Notes unless and until the same are delivered to the Trustee for cancellation.  The Notes so acquired, while held by or on behalf of the Company or any of its Subsidiaries, shall not entitle the Holder thereof to convert the Notes.  The Company may not issue new Notes to replace Notes it has paid in full or delivered to the Trustee for cancellation.

The Registrar shall retain, in accordance with its customary procedures, copies of all letters, notices and other written communications received pursuant to this Section 3.12.  The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

Section 3.13         CUSIP Numbers.  In issuing the Notes, the Company may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a Redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers.  The Company will promptly notify the Trustee in writing of any change in the “CUSIP” numbers.

ARTICLE 4.
PARTICULAR COVENANTS OF THE COMPANY

Section 4.01        Payment of Principal and Interest.  The Company covenants and agrees that it shall duly and punctually pay or cause to be paid the principal of and interest on each of the Notes at the places, at the respective times and in the manner provided herein and in the Notes.  If any Interest Payment Date, the Maturity Date, any Redemption Date or any Fundamental Change Purchase Date is not a Business Day, payment will be made on the next succeeding Business Day, and no Additional Interest or penalty or default interest will accrue thereon for the intervening period in respect of such delay.

Section 4.02        Maintenance of Office or Agency.  The Company shall maintain an office or agency in the United States, where the Notes may be surrendered for registration of transfer or exchange or for presentation for payment or for conversion and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served.  The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency not designated or appointed by the Trustee.  If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

The Company may also from time to time designate co-Registrars and one or more offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations.

The Company will give prompt written notice of any such designation or rescission and of any change in the location of any such other office or agency.

The Company hereby initially designates the Trustee as Paying Agent, Registrar and Conversion Agent.

So long as the Trustee is the Registrar, the Trustee agrees to mail, or cause to be mailed, the notices set forth in Section 11.11(a) and the third paragraph of Section 11.12.  If co-Registrars have been appointed in accordance with this Section, the Trustee shall mail such notices only to the Company and the Holders of Notes it can identify from its records.

Section 4.03         Appointments to Fill Vacancies in Trustee’s Office.  The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 11.12, a Trustee, so that there shall at all times be a Trustee hereunder.

Section 4.04         Provisions as to Paying Agent.

a)          The Company may designate additional Paying Agents, rescind the designation of any Paying Agent, or approve a change in the office through which any Paying Agent acts.  If the Company shall appoint a Paying Agent other than the Trustee, or if the Trustee shall appoint such a Paying Agent, the Company will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 4.04:

(1)           that it will hold all sums held by it as such agent for the payment of the principal of or interest on the Notes (whether such sums have been paid to it by the Company or by any other obligor on the Notes) in trust for the benefit of the Holders of the Notes;

(2)           that it will give the Trustee notice of any failure by the Company (or by any other obligor on the Notes) to make any payment of the principal of or interest on the Notes when the same shall be due and payable; and

(3)           that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust.

The Company shall, on or before each due date of the principal of or interest on the Notes, deposit with the Paying Agent a sum (in funds which are immediately available on the due date for such payment) sufficient to pay such principal or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of any failure to take such action; provided, however, that if such deposit is made on the due date, such deposit shall be received by the Paying Agent by 12:00 p.m. noon New York City time, on such date.  In the event that the Paying Agent receives funds in advance of the due date, the Paying Agent shall be entitled to invest such funds in the U.S. Bank Money Market Deposit Account, any earnings on which shall be for the account of the Company

b)           If the Company shall act as its own Paying Agent, it will, on or before each due date of the principal of or interest on the Notes, set aside, segregate and hold in trust for the benefit of the Holders of the Notes a sum sufficient to pay such principal or interest so becoming due and will promptly notify the Trustee of any failure to take such action and of any failure by the Company (or any other obligor under the Notes) to make any payment of the principal of or interest on the Notes when the same shall become due and payable.  Upon any Event of Default under Sections 9.01(i) or 9.01(j), the Trustee shall automatically be the Paying Agent.

c)           Anything in this Section 4.04 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by the Company or any Paying Agent hereunder as required by this Section 4.04, such sums to be held by the Trustee upon the trusts herein contained and upon such payment by the Company or any Paying Agent to the Trustee, the Company or such Paying Agent shall be released from all further liability with respect to such sums.

d)           Anything in this Section 4.04 to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section 4.04 is subject to Section 13.03 and Section 13.04.

The Trustee shall not be responsible for the actions of any other Paying Agents (including the Company if acting as its own Paying Agent) and shall have no control of any funds held by such other Paying Agents.

Section 4.05         Existence.  Subject to Article 10, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence and rights (charter and statutory); provided, however, that the Company shall not be required to preserve any such right if the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company.

Section 4.06         [Reserved].

Section 4.07         [Reserved].

Section 4.08        Rule 144A Information Requirement. The Company covenants and agrees that it shall, during any period in which it is not subject to Section 13 or 15(d) under the Exchange Act, so long as any of the Notes or shares of Common Stock delivered upon conversion of the Notes will, at such time, constitute “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, promptly provide to the Trustee and will, upon written request, provide to any Holder or beneficial owner of such Notes or shares of Common Stock and any prospective purchaser of such Notes or such shares of Common Stock, the information required pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of such Notes or such shares of Common Stock pursuant to Rule 144A under the Securities Act, and it will take such further action as any Holder or beneficial owner of such Notes or such shares of Common Stock may reasonably request from time to time to enable such Holder or beneficial owner to sell such Notes or such shares of Common Stock in accordance with Rule 144A, as such rule may be amended from time to time.

Section 4.09         Resale of Certain Notes.  The Company shall not, and shall not permit any of its Subsidiaries to, resell any Notes that have been reacquired by the Company or any such Subsidiary.  The Trustee shall have no responsibility in respect of the Company’s performance of its agreement in the preceding sentence.

Section 4.10        Commission Filings and Reports.  The Company covenants that any documents or reports that the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act shall be filed by the Company with the Trustee within 15 calendar days after the same is filed with the Commission pursuant to its rules and regulations (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act); provided that in each case the delivery of materials to the Trustee by electronic means or filing of documents pursuant to the Commission’s “EDGAR” system (or any successor electronic filing system) shall be deemed to constitute “filing” with the Trustee for purposes of this Section 4.10.  Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).  The Trustee shall have no responsibility to determine whether any such filings have been made.

Section 4.11         Book-Entry System.  If the Notes cease to trade in the Depositary’s book-entry settlement system, the Company covenants and agrees that it shall use reasonable efforts to make such other book entry arrangements that it determines are reasonable for the Notes.

Section 4.12        Additional Interest.  If at any time Additional Interest become payable by the Company pursuant to Section 9.03, the Company shall promptly deliver to the Trustee a certificate to that effect and stating (i) the amount of such Additional Interest that is payable and (ii) the date on which such Additional Interest is payable.  Unless and until a Trust Officer of the Trustee receives such a certificate, the Trustee may assume without inquiry that no Additional Interest is payable.  If the Company has paid Additional Interest directly to the Persons entitled to such Additional Interest, the Company shall deliver to the Trustee a certificate setting forth the particulars of such payment.

Section 4.13         [Reserved].

Section 4.14        Stay; Extension and Usury Laws.  The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.15         Compliance Certificate.  The Company shall deliver to the Trustee, within one hundred twenty (120) days after the end of each fiscal year of the Company (commencing with the fiscal year ending 2021), an Officer’s Certificate, stating whether or not to the knowledge of the signer thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company shall be in default, specifying all such defaults and the nature and the status thereof of which the signer may have knowledge.

The Company shall deliver to the Trustee, within 30 days after the Company becomes aware of the occurrence of any Event of Default or an event which, with notice or the lapse of time or both, would constitute an Event of Default, an Officer’s Certificate setting forth the details of such Event of Default or Default, its status and the action which the Company proposes to take with respect thereto.

Any notice required to be given under this Section 4.15 shall be delivered to a Trust Officer of the Trustee at its Corporate Trust Office.

Section 4.16         Anti-layering Covenant.  The Company shall not, and will not permit any guarantor of the Company’s Indebtedness to, incur, directly or indirectly, or otherwise become liable for any Indebtedness which is subordinated or junior in right of payment to any other Indebtedness of the Company or any such guarantor (including the Secured Notes (or any refinancing indebtedness in respect thereof) and the guarantees thereof) or secured on a junior lien basis to the Secured Notes (or any refinancing indebtedness in respect thereof) unless such Indebtedness is also subordinated or junior in right of payment to the Notes on substantially identical terms or the Notes are secured on an equal and ratable basis with such junior lien securing such other Indebtedness. No Indebtedness shall be deemed to be subordinated or junior in right of payment to any other Indebtedness solely by virtue of being unsecured.

ARTICLE 5.
REDEMPTION

Section 5.01         Right to Redeem.

a)           The Notes may be redeemed in whole at the option of the Company on or after August 1, 2023, if the Last Reported Sale Price of the Common Stock has been greater than or equal to 130% of Conversion Price then in effect for at least 20 Trading Days (whether or not consecutive) during any 30 consecutive Trading Day period ending within five Trading Days prior to the date on which the Company provides notice of such redemption (such redemption, a “Redemption”).

b)           If the Company elects to redeem the Notes pursuant to a Redemption, the Redemption Price shall be payable in cash and shall be equal to (i) 100% of the Principal Amount of Notes redeemed, plus (ii) accrued and unpaid interest, including Additional Interest, if any, to, but excluding, the Redemption Date.  If the Notes are redeemed on a date that is after a Regular Record Date and prior to the corresponding Interest Payment Date, the accrued interest payable in respect of such Interest Payment Date shall not be payable to Holders of the Notes to whom the Principal Amount of the Notes being redeemed pursuant to the Redemption is paid, and shall instead pay the full amount of the relevant interest payment on such Interest Payment Date to the Holder of record on the relevant Regular Record Date for the corresponding Interest Payment Date.

c)            No Notes may be redeemed by the Company pursuant to a Redemption if the Principal Amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to the Redemption Date.

d)            Except as provided in this Section 5.01, the Notes shall not be redeemable by the Company.

e)            To the extent a Holder converts its Notes “in connection with” the Company’s election to redeem the Notes, the Company will increase the Conversion Rate as described in Section 7.07.

Section 5.02         Notice of Redemption.  At least 30 days but not more than 60 days before a Redemption Date in connection with a Redemption, the Company shall mail a written notice of redemption (a “Notice of Redemption”) by first-class mail, postage prepaid, to the Trustee, the Paying Agent and each Holder of Notes to be redeemed.  At the time that Notice of Redemption is provided, the Company will publish a notice containing the information required in the Notice of Redemption in a newspaper of general circulation in the City of New York or publish the information on the Company’s website or through such other public medium as the Company may use at that time.

The Notice of Redemption shall specify the Notes to be redeemed and shall state:

a)            the Redemption Date;

b)            the Redemption Price

c)            the Applicable Conversion Rate and Applicable Conversion Price;

d)            the name and address of the Paying Agent and Conversion Agent;

e)            that Notes called for redemption may be converted at any time before the Close of Business on the Business Day immediately preceding the Redemption Date unless the Company fails to pay the Redemption Price;

f)            that Holders who want to convert Notes must satisfy the requirements set forth therein and in this Indenture;

g)            that Notes called for redemption must be surrendered to the Paying Agent for cancellation to collect the Redemption Price;

h)            that, unless the Company defaults in making payment of such Redemption Price, interest will cease to accrue on and after the Redemption Date; and

i)             the CUSIP number of the Notes.

At the Company’s written request delivered at least 5 days prior to the date such Notice of Redemption is to be given (unless a shorter time period shall be acceptable to the Trustee), the Trustee shall give the Notice of Redemption to each Holder of Notes to be redeemed in the Company’s name and at the Company’s expense.

Section 5.03      Effect of Notice of Redemption.  Once a Notice of Redemption is given, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price stated in the Notice of Redemption except for Notes that are converted in accordance with the terms of this Indenture.  Upon surrender to the Paying Agent, such Notes shall be paid at the Redemption Price stated in the Notice of Redemption.

Section 5.04       Deposit of Redemption Price.  Prior to 12:00 p.m. noon (New York City time) on a Redemption Date in connection with a Redemption, the Company shall deposit with the Paying Agent (or if the Company or a Subsidiary or an Affiliate of either of them is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the Redemption Price of all Notes to be redeemed on that date other than Notes or portions of Notes called for redemption which on or prior thereto have been delivered by the Company to the Trustee for cancellation or have been converted.  The Paying Agent shall as promptly as practicable return to the Company any money not required for that purpose because of conversion of Notes pursuant to Article 7.  If such money is then held by the Company in trust and is not required for such purpose it shall be discharged from such trust.

If the Paying Agent holds money sufficient to pay the Redemption Price with respect to any Notes for which a Notice of Redemption has been given, then, immediately on and after the Redemption Date, interest on such Notes shall cease to accrue, whether or not the Notes are delivered to the Paying Agent, and all other rights of the Holders of such Notes shall terminate, other than the right to receive the Redemption Price of such Note.  Nothing herein shall preclude the withholding of any taxes required by law to be withheld or deducted.

ARTICLE 6.
[RESERVED]

ARTICLE 7.
CONVERSION

Section 7.01         Right to Convert.

a)           Subject to and upon compliance with the provisions of this Indenture, each Holder shall have the right, at such Holder’s option, at any time prior to the Close of Business on the Business Day immediately preceding the Maturity Date, to convert the Principal Amount of any such Notes, or any portion of such Principal Amount, into cash, shares of Common Stock or a combination thereof, at the election of the Company, provided that any portion of such Principal Amount that a Holder elects to convert is equal to $1,000 or an integral multiple of $1,000 in excess thereof (the “Conversion Obligation”).

b)           Notwithstanding the foregoing, if a Holder’s Note is called for redemption under Article 5, such Holder may surrender such Note for conversion at any time prior to the Close of Business on the Business Day immediately preceding the Redemption Date for such Note unless the Company fails to pay the Redemption Price.  If a Holder has already delivered a Fundamental Change Purchase Notice with respect to a Note under Section 8.01, such Holder may convert such Note only if such Holder first validly withdraws the related Fundamental Change Purchase Notice pursuant to Section 8.03.  If a Holder has surrendered such Holder’s Note for purchase in connection with a Fundamental Change, such Holder’s right to withdraw the related Fundamental Change Purchase Note and convert each Note that is subject thereto will terminate at the Close of Business on the Business Day prior to the relevant Fundamental Change Purchase Date.  The Company shall in certain cases increase the Conversion Rate for Holders who elect to convert their notes in connection with the delivery of a Notice of Redemption as set forth under Section 7.07.

c)            Provisions of this Indenture that apply to conversion of all of a Note also apply to conversion of a portion of a Note.

d)            A Holder of Notes is not entitled to any rights of a holder of shares of Common Stock until such Holder has converted its Notes, and only to extent such Notes are deemed to have been converted into shares of Common Stock pursuant to this Article 7.

Section 7.02         Conversion Procedure.

a)            Each Note shall be convertible at the office of the Conversion Agent.

b)            In order to exercise the conversion right with respect to any interest in Global Notes, the Holder must complete the appropriate instruction form for conversion pursuant to the Depositary’s book-entry conversion program, furnish appropriate endorsements and transfer documents if required by the Company or the Trustee or Conversion Agent, and pay the funds, if any, required by Section 7.03(f) and any transfer taxes or duties if required pursuant to Section 7.08.  However, no service charge will be imposed by the Company, the Trustee or the Registrar for any registration of transfer or exchange of notes except in compliance with the below provisions governing exercise of conversion rights.  In order to exercise the conversion right with respect to any Physical Notes, the Holder of any such Notes to be converted, in whole or in part, shall:

(1)           complete and manually sign the conversion notice provided on the back of the Note (the “Conversion Notice”) or facsimile of the conversion notice;

(2)           deliver the Conversion Notice, which is irrevocable, and the Note to the Conversion Agent;

(3)           if required, furnish appropriate endorsements and transfer documents,

(4)           if required pursuant to Section 7.08, pay any transfer taxes or duties; and

(5)           if required, pay funds equal to interest payable on the next Interest Payment Date to which the Holder is not entitled as required by Section 7.03(f).

The date on which the Holder satisfies all of the applicable requirements set forth above is the “Conversion Date.”

c)           On the second Business Day immediately following the relevant Conversion Date, the Company shall issue and shall pay or deliver, as the case may be, to the converting Holder at the office of the Conversion Agent, the consideration due in respect of such conversion in accordance with the provisions of this Article 7.  In case any Notes of a denomination greater than $1,000 shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of the Notes so surrendered, without charge to such Holder, new Notes in authorized denominations in an aggregate Principal Amount equal to the unconverted portion of the surrendered Notes.

Each conversion shall be deemed to have been effected as to any such Notes (or portion thereof) surrendered for conversion on the Conversion Date for such Notes (or portion thereof) and the converting Holder shall be deemed to have become the record holder of any shares of Common Stock due upon such conversion (as applicable) as of the Close of Business on the relevant Conversion Date (in the case of Physical Settlement) or the last Trading Day of the relevant Observation Period (in the case of Combination Settlement).

d)           Upon the conversion of an interest in a Global Note, the Trustee (or other Conversion Agent appointed by the Company) shall make a notation on such Global Note as to the reduction in the Principal Amount represented thereby.  The Company shall notify the Trustee in writing of any conversions of Notes effected through any Conversion Agent other than the Trustee.

e)            Each share certificate representing Common Stock issued upon conversion of the Notes that are Restricted Notes shall bear the Restricted Stock Legend as set forth in Section 3.07

Section 7.03         Settlement upon Conversion.

a)          With respect to any conversion of Notes, other than a conversion of Notes subject to the provisions of Section 7.07(f) hereof, the Company shall, subject to the provisions of this Article 7, pay or deliver, as the case may be, no later than (in the case of Physical Settlement) the second Business Day immediately following the relevant Conversion Date or (in the case of Cash Settlement or Combination Settlement) the second Business Day immediately following the last day of the related Observation Period, to converting Holders, in respect of each $1,000 Principal Amount of Notes being converted, cash (“Cash Settlement”), shares of Common Stock, together with cash, if applicable, in lieu of delivering any fractional share of Common Stock pursuant to Section 7.03(g) (“Physical Settlement”) or a combination of cash and shares of Common Stock, together with cash, if applicable, in lieu of delivering any fractional share of Common Stock pursuant to Section 7.03(g) (“Combination Settlement”), at its election, as set forth in this Section 7.03.

b)          If, in respect of any Conversion Date that occurs prior to May 1, 2026 (or, for any conversions for which the relevant Conversion Date occurs on or after May 1, 2026, in respect of the period from May 1, 2026 to the close of business on the second Scheduled Trading Day immediately preceding the Maturity Date), the Company elects to deliver a notice (the “Settlement Notice”) of the relevant Settlement Method in respect of such Conversion Date (or such period, as the case may be), and the Company has not already irrevocably elected a Settlement Method pursuant to this Section 7.03(b), the Company shall deliver such Settlement Notice to converting Holders (with a copy to the Trustee and the Conversion Agent) no later than the close of business on the Trading Day immediately following the relevant Conversion Date (or, in the case of any conversions for which the relevant Conversion Date occurs on or after May 1, 2026, no later than the close of business on the Scheduled Trading Day immediately preceding May 1, 2026).  If the Company does not elect a Settlement Method prior to the deadline set forth in the immediately preceding sentence and has not already irrevocably elected a Settlement Method pursuant to this Section 7.03(b), the Company shall no longer have the right to elect Cash Settlement or Physical Settlement and the Company shall be deemed to have elected Combination Settlement in respect of its Conversion Obligation with respect to any conversion on such Conversion Date or during such period, and the Specified Dollar Amount per $1,000 principal amount of Notes shall be equal to $1,000.  Such Settlement Notice shall specify the relevant Settlement Method and in the case of an election of Combination Settlement, the relevant Settlement Notice shall indicate the Specified Dollar Amount per $1,000 principal amount of Notes.  If the Company delivers a Settlement Notice electing Combination Settlement in respect of its Conversion Obligation but does not indicate a Specified Dollar Amount per $1,000 principal amount of Notes in such Settlement Notice, the Specified Dollar Amount per $1,000 principal amount of Notes to be converted shall be deemed to be $1,000. By written notice to the Holders, the Trustee and the Conversion Agent, the Company may, prior to May 1, 2026, at its option, elect to irrevocably fix the Settlement Method to any Settlement Method that the Company is then permitted to elect, including Combination Settlement with a Specified Dollar Amount per $1,000 principal amount of Notes of $1,000 or with an ability to continue to set the Specified Dollar Amount per $1,000 principal amount of Notes at or above a specific amount (the “Minimum Specified Amount”) set forth in such election notice. If the Company irrevocably elects Combination Settlement with an ability to continue to set the Specified Dollar Amount per $1,000 principal amount of Notes at or above a specific amount, the Company shall, after the date of such election, send written notice to Holders converting their Notes, the Trustee and the Conversion Agent of such Specified Dollar Amount no later than the close of business on the Trading Day immediately following the related Conversion Date, or, if the Company does not timely notify Holders, the Trustee and the Conversion Agent in writing, such Specified Dollar Amount shall be the Minimum Specified Amount set forth in the election notice, unless no Minimum Specified Amount was set forth in the election notice, in which case such Specified Dollar Amount shall be $1,000 per $1,000 principal amount of Notes. The irrevocable election shall apply to all Note conversions on Conversion Dates occurring subsequent to delivery of such notice; provided that any such election that is made between the date the Company issues a Notice of Redemption but before the related Redemption Date shall not apply to any conversions of Notes called for redemption with Conversion Dates that occur after the Company issues such Notice of Redemption but prior to such Redemption Date.  For the avoidance of doubt, such an irrevocable election, if made, shall be effective without the need to amend this Indenture or the Notes, including pursuant to Section 14.01(12).  However, the Company may nonetheless choose to execute such an amendment at its option.

c)            The cash, shares of Common Stock or combination of cash and shares of Common Stock in respect of any conversion of Notes (the “Settlement Amount”) shall be computed as follows:

(1)           if the Company elects to satisfy its Conversion Obligation in respect of such conversion by Physical Settlement, the Company shall deliver to the converting Holder in respect of each $1,000 principal amount of Notes being converted a number of shares of Common Stock equal to the Conversion Rate in effect on the Conversion Date;

(2)           if the Company elects to satisfy its Conversion Obligation in respect of such conversion by Cash Settlement, the Company shall pay to the converting Holder in respect of each $1,000 principal amount of Notes being converted cash in an amount equal to the sum of the Daily Conversion Values for each of the 40 consecutive Trading Days during the related Observation Period; and

(3)           if the Company elects (or is deemed to have elected) to satisfy its Conversion Obligation in respect of such conversion by Combination Settlement, the Company shall pay or deliver, as the case may be, in respect of each $1,000 principal amount of Notes being converted, a Settlement Amount equal to the sum of the Daily Settlement Amounts for each of the 40 consecutive Trading Days during the related Observation Period.

d)           The Daily Settlement Amounts (if applicable) and the Daily Conversion Values (if applicable) shall be determined by the Company promptly following the last day of the Observation Period.  Promptly after such determination of the Daily Settlement Amounts or the Daily Conversion Values, as the case may be, and the amount of cash payable in lieu of delivering any fractional share of Common Stock, the Company shall notify the Trustee and the Conversion Agent (if other than the Trustee) of the Daily Settlement Amounts or the Daily Conversion Values, as the case may be, and the amount of cash payable in lieu of delivering fractional shares of Common Stock.  The Trustee and the Conversion Agent (if other than the Trustee) shall have no responsibility for any such determination.

e)            Upon conversion, Holders shall not receive any separate cash payment for accrued and unpaid interest unless such conversion occurs between a Regular Record Date and the Interest Payment Date to which it relates and the converting Holder was the Holder on the relevant Regular Record Date.

f)            If Notes are converted after the Close of Business on a Regular Record Date for the payment of interest, Holders of such Notes at the Close of Business on such Regular Record Date will receive the interest payable on such Notes on the corresponding Interest Payment Date notwithstanding the conversion.  Notes surrendered for conversion during the period from the Close of Business on any Regular Record Date to the Open of Business on the immediately following Interest Payment Date, must be accompanied by funds equal to the amount of interest payable on the Notes so converted; provided that no such payment need be made (i) for conversions following the Regular Record Date immediately preceding the Maturity Date; (ii) if the Company has delivered notice specifying a Redemption Date that is after a Regular Record Date and on or prior to the first Business Day immediately following the corresponding Interest Payment Date; (iii) if the Company has specified a Fundamental Change Purchase Date that is after a Regular Record Date and on or prior to the first Business Day immediately following the corresponding Interest Payment Date; or (iv) to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such Note.

g)           The Company shall not issue fractional shares upon conversion of Notes.  If multiple Notes shall be surrendered for conversion at one time by the same Holder, the number of full shares which shall be issuable upon conversion (and the number of fractional shares, if any, for which cash shall be delivered) shall be computed on the basis of the aggregate Principal Amount of the Notes (or specified portions thereof to the extent permitted hereby) so surrendered.  If any fractional share would be issuable upon the conversion of any Notes, the Company shall make payment in an amount of cash based on the Daily VWAP on the relevant Conversion Date (in the case of Physical Settlement) or based on the Daily VWAP on the last Trading Day of the relevant Observation Period (in the case of Combination Settlement). For each Note surrendered for conversion, if the Company has elected (or is deemed to have elected) Combination Settlement, the full number of shares that shall be issued upon conversion thereof shall be computed on the basis of the aggregate Daily Settlement Amounts for the relevant Observation Period and any fractional shares remaining after such computation shall be paid in cash.

h)           By delivery to the Holder of the full number of shares of Common Stock, together with any cash payment for fractional shares, cash, or of a combination of cash and shares of Common Stock, as applicable, the Company will be deemed to satisfy in full its obligation to pay the Principal Amount of the Notes and all accrued and unpaid interest to, but excluding, the Conversion Date.  Upon conversion of the Notes, all accrued and unpaid interest to, but excluding, the Conversion Date will be deemed to be paid in full rather than canceled, extinguished or forfeited, subject to Section 7.03(f) above. If the Company has elected (or has been deemed to elect) Combination Settlement in respect of any conversion of the Notes, accrued and unpaid interest will be deemed to be paid first out of the cash paid upon such conversion.

Section 7.04         Adjustment of Conversion Rate.  The Conversion Rate shall be adjusted from time to time by the Company if any of the following events occurs as described below, except that the Company will not make any adjustment to the Conversion Rate if Holders of Notes participate (other than in the case of a share split or share combination), at the same time and on the same terms as holders of shares of Common Stock, solely as a result of holding the Notes, in any of the transactions described in this Section 7.04, without having to convert their Notes, as if such Holders held a number of shares of Common Stock equal to the Applicable Conversion Rate in effect immediately prior to the adjustment thereof in respect of such transaction, multiplied by the Principal Amount of Notes held by such Holders, divided by $1,000.

a)            If the Company issues solely shares of Common Stock as a dividend or distribution on the Common Stock, or the Company effects a share split or share combination (in each case excluding an issuance solely pursuant to a Common Stock Change Event, as to which the provisions described in Section 7.05 will apply), the Conversion Rate will be adjusted based on the following formula:

Where,
CR0 = the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date of such dividend or distribution, or immediately prior to the Open of Business on the effective date of such share split or share combination, as applicable;

CR1 = the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date or effective date;

OS0 = the number of shares of Common Stock outstanding immediately prior to the Open of Business on such Ex-Dividend Date or effective date; and

OS1 = the number of shares of Common Stock outstanding immediately after the Open of Business on such Ex-Dividend Date or effective date.

Any adjustment made pursuant to this Section 7.04(a) shall become effective immediately after the Open of Business on the Ex-Dividend Date for such dividend or distribution, or immediately after the Open of Business on the effective date for such share split or share combination, as applicable.  If any dividend or distribution of the type described in this Section 7.04(a) is declared but not so paid or made, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared or announced.

b)           If the Company distributes to all or substantially all holders of shares of Common Stock any rights, options or warrants entitling them for a period of not more than 45 calendar days after the date of such distribution to subscribe for or purchase shares of Common Stock, at a price per share less than the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading-Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such distribution, the Conversion Rate will be increased based on the following formula:

where,

CR0 = the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such distribution;

CR1 = the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

OS0 = the number of shares of Common Stock outstanding immediately prior to the Open of Business on such Ex-Dividend Date;

X = the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y = the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants divided by the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading-Day period ending on, and including, the Trading Day immediately preceding the date of announcement of the distribution of such rights, options or warrants.

The foregoing increase in the Conversion Rate shall be successively made whenever any such rights, options or warrants are distributed and shall become effective immediately after the Open of Business on the Ex-Dividend Date for such distribution.  If such rights, options or warrants are not so distributed, the Conversion Rate will be immediately readjusted to the Conversion Rate that would then be in effect if such Ex-Dividend Date for such distribution had not occurred.  In addition, to the extent that shares of Common Stock are not delivered after the expiration of such rights, options or warrants, the Conversion Rate shall be immediately readjusted to the Conversion Rate that would then be in effect had the increase made for the distribution of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered.

In determining whether any rights, options or warrants entitle the holders of shares of Common Stock to subscribe for or purchase shares of Common Stock at less than such average of the Last Reported Sale Prices of Common Stock over the 10 consecutive Trading-Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such distribution, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable upon exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

c)            If the Company distributes shares of its Capital Stock, evidences of its indebtedness, other assets or property of the Company or rights, options or warrants to acquire the Company’s Capital Stock or other securities (the “Distributed Property”), to all or substantially all holders of shares of Common Stock, excluding:

(1)           dividends or distributions of Common Stock or rights, options or warrants as to which an adjustment is required (or would be required without regard to the Deferral Exception pursuant to Section 7.04(a) or Section 7.04(b), as the case may be;

(2)           dividends or distributions paid exclusively in cash as to which an adjustment is required (or would be required without regard to the Deferral Exception) effected pursuant to Section 7.04(d);

(3)           rights issued or otherwise distributed pursuant to a stockholder rights plan, except to the extent provided below;

(4)           a distribution solely pursuant to a Common Stock Change Event, as to which provisions described in Section 7.05 will apply; and

(5)           Spin-Offs to which the provisions set forth below in this Section 7.04(c) apply (or would apply but for the Deferral Exception);

then the Conversion Rate will be increased based on the following formula:

where,

CR0 = the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such distribution;

CR1 = the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

SP0 = the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading-Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV = the Fair Market Value (as determined by the Board of Directors) of the Distributed Property distributed with respect to each outstanding share of Common Stock on the Ex-Dividend Date for such distribution;

provided that if “FMV” as set forth above is equal to or greater than “SP0” as set forth above, in lieu of the foregoing increase, adequate provision will be made so that each Holder of a Note shall receive on the date on which the Distributed Property is distributed to holders of the Common Stock, for each $1,000 Principal Amount of the Notes, the amount and kind of Distributed Property that such Holder would have received had such Holder owned a number of shares of Common Stock equal to the Conversion Rate on the Ex-Dividend Date for such distribution; provided further that if the Board of Directors determines “FMV” for purposes of the foregoing increase by reference to the actual or when-issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the average of the Last Reported Sale Prices of the Common Stock for purposes of determining “SP0” as set forth above.

An increase in the Conversion Rate made pursuant to the immediately preceding paragraph shall become effective immediately after the Close of Business on the Ex-Dividend Date for such distribution.

With respect to an adjustment pursuant to this Section 7.04(c) where there has been a payment of a dividend or other distribution on the Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary, or other business unit or affiliate, of the Company, where such Capital Stock or similar equity interest is listed or quoted (or will be listed or quoted upon consummation of the Spin-Off) on a major U.S. or non-U.S. securities exchange (a “Spin-Off”), the Conversion Rate will be increased based on the following formula:

where

CR0 = the Conversion Rate in effect immediately prior to the end of the Valuation Period;

CR1 = the Conversion Rate in effect immediately after the end of the Valuation Period;

FMV0 =the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of shares of Common Stock applicable to one share of Common Stock (determined for purposes of the definition of “Last Reported Sale Price” as if such Capital Stock or similar equity interest were Common Stock) over the first ten consecutive Trading-Day period after, and including, the effective date of the Spin-Off (the “Valuation Period”); and

MP0 = the average of the Last Reported Sale Prices of the Common Stock over the Valuation Period.

The increase in the Conversion Rate under the preceding paragraph will be determined as of the Open of Business on the last Trading Day of the Valuation Period but will be given effect immediately after the Open of Business on the Ex-Dividend Date of the Spin-Off; provided that (x) in respect of any conversion for which Physical Settlement is applicable during the Valuation Period, references with respect to 10 consecutive Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between the Ex-Dividend Date for such Spin-Off and such Conversion Date in determining the Conversion Rate and (y) in respect of any conversion for which Cash Settlement or Combination Settlement is applicable during the Valuation Period, references with respect to 10 consecutive Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between the Ex-Dividend Date for such Spin-Off and such Trading Day in determining the Conversion Rate as of such Trading Day. In addition, if the Ex-Dividend Date for such Spin-Off is after the 10th Trading Day immediately preceding, and including, the end of any Observation Period in respect of a conversion, references to “10” or “10th” in shall be deemed to be replaced, solely in respect of that conversion, with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date for such Spin-Off to, and including, the last Trading Day of such Observation Period.  If any dividend or distribution that constitutes a Spin-Off is declared but not so paid or made, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.  For the avoidance of doubt, if the application of the foregoing formula would result in a decrease in the Conversion Rate, no adjustment to the Conversion Rate will be made (other than with respect to the Company’s right to readjust the Conversion Rate as described above).

d)           If any cash dividend or distribution is paid or made to all or substantially all holders of shares of Common Stock, the Conversion Rate shall be increased based on the following formula:

where,

CR0 = the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such dividend or distribution;

CR1 = the Conversion Rate in effect immediately after the Open of Business on the Ex-Dividend Date for such dividend or distribution;

SP0 = the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C = the amount in cash per share the Company distributes to holders of shares of Common Stock.

The increase in the Conversion Rate under this Section 7.04(d) will become effective immediately after the Open of Business on the Ex-Dividend Date for such dividend or distribution.  If such dividend or distribution is not so paid or made, the Conversion Rate shall be immediately decreased to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.  For the avoidance of doubt, if the application of the foregoing formula would result in a decrease in the Conversion Rate, no adjustment to the Conversion Rate will be made (other than with respect to the Company’s right to readjust the Conversion Rate as described in the immediately preceding sentence).

Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, for each $1,000 Principal Amount of Notes, at the same time and upon the same terms as holders of shares of Common Stock, the amount of cash that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate in effect on the Ex-Dividend Date for such dividend or distribution.

e)            If the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for shares of Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of Common Stock exceeds the average of the Last Reported Sale Prices of the Common Stock over the first 10 consecutive Trading-Day period immediately following, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender offer or exchange offer, the Conversion Rate will be increased based on the following formula:

where

CR0 = the Conversion Rate in effect immediately prior to the Close of Business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender offer or exchange offer expires;

CR1 = the Conversion Rate in effect immediately after the Close of Business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender offer or exchange offer expires;

AC = the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for shares of Common Stock purchased in such tender offer or exchange offer;

OS0 = the number of shares of Common Stock outstanding immediately prior to the date such tender offer or exchange offer expires (prior to giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender offer of exchange offer);

OS1 = the number of shares of Common Stock outstanding immediately after the date such tender offer or exchange offer expires (after giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender offer or exchange offer); and

SP1 = the average of the Last Reported Sale Prices of Common Stock over the first 10 consecutive Trading-Day period immediately following, and including, on the Trading Day next succeeding the date such tender offer or exchange offer expires.

The increase in the Conversion Rate under this Section 7.04(e) shall occur at the Close of Business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender offer or exchange offer expires but will be given effect immediately after the Close of Business on the date such tender offer or exchange offer expires; provided that (x) in respect of any conversion for which Physical Settlement is applicable within the first 10 consecutive Trading-Day period immediately following, and including, the date any such tender offer or exchange offer expires, references to 10 consecutive Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the date such tender offer or exchange offer expires to, and including, the Conversion Date in determining the Conversion Rate and (y) in respect of any conversion for which Cash Settlement or Combination Settlement is applicable, for any Trading Day that falls within the relevant Observation Period for such conversion and within the 10 Trading Days immediately following, and including, the Trading Day next succeeding the date such tender offer or exchange offer expires, references to “10” or “10th” shall be deemed replaced with such lesser number of Trading Days as have elapsed between the date such tender offer or exchange offer expires and such Trading Day in determining the Conversion Rate as of such Trading Day. In addition, if the Trading Day next succeeding the date such tender offer or exchange offer expires is after the 10th Trading Day immediately preceding, and including, the end of any Observation Period in respect of a conversion, references to “10” or “10th” in the preceding paragraph and this paragraph shall be deemed to be replaced, solely in respect of that conversion, with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the date such tender offer or exchange offer expires to, and including, the last Trading Day of such Observation Period. Notwithstanding the foregoing, if an adjustment to the Conversion Rate becomes effective on any Ex-Dividend Date as described above, and a holder that has converted its Notes on or after such Ex-Dividend Date and on or prior to the related Record Date would be treated as the record holder of shares of Common Stock as of the related Conversion Date based on an adjusted Conversion Rate for such Ex-Dividend Date, then, notwithstanding the foregoing adjustment to the Conversion Rate, the adjustment to the Conversion Rate relating to such Ex-Dividend Date will not be made for such converting holder. Instead, such holder will be treated as if such holder were the record owner of the shares of Common Stock on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

f)          Except as herein provided, the Company will not adjust the Conversion Rate for the issuance of shares of the Common Stock or any securities convertible into or exchangeable for shares of the Common Stock or the right to purchase shares of the Common Stock or such convertible or exchangeable securities.  For the avoidance of doubt, if the application of the foregoing formulas would result in a decrease in the Conversion Rate, no adjustment to the Conversion Rate will be made (other than as a result of a reverse share split or share combination and subject to the Company’s right to readjust the Conversion Rate as described in this Section 7.04).

g)          In addition to those Conversion Rate adjustments required by Sections 7.04(a), 7.04(b), 7.04(c), 7.04(d) and 7.04(e), and to the extent permitted by applicable law and subject to the applicable rules of The New York Stock Exchange and, if applicable, any securities exchange on which the Company’s securities are then listed, the Company from time to time (i) may increase the Conversion Rate by any amount for a period of at least 20 Business Days if the Board of Directors determines that such increase would be in the Company’s best interest and (ii) may also (but is not required to) increase the Conversion Rate to avoid or diminish any income tax to holders of shares of Common Stock or rights to purchase shares of Common Stock in connection with any dividend or distribution of shares of Common Stock (or rights to acquire shares of Common Stock) or similar event.  Whenever the Conversion Rate is increased pursuant to this Section 7.04(g), the Company shall mail to Holders of record of the Notes a notice of the increase at least 5 days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

h)            There is no requirement to adjust the Conversion Rate, except as provided herein.   The Conversion Rate will not be adjusted, among other things:

(1)           except as stated herein, upon the issuance of any shares of Common Stock or any securities convertible or exchangeable for shares of the Company’s Common Stock or the right to purchase shares of the Company’s Common Stock or such convertible or exchangeable securities;

(2)           upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;

(3)           upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee or director benefit plan or program of the Company, or assumed by the Company, or any of the Company’s Subsidiaries;

(4)           upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (ii) above and outstanding as of the date the Notes were first issued, except as set forth in Section 7.12;

(5)           for a change in the par value of the Common Stock; or

(6)           for accrued and unpaid interest, and Additional Interest, if any.

i)           Adjustments to the Conversion Rate under this Article 7 shall be calculated to the nearest cent or to the nearest one-ten thousandth (1/10,000th) of a share of Common Stock.  However, no adjustment shall be made to the Conversion Rate unless such adjustment would require a change of at least 1% in the Applicable Conversion Rate.  Any adjustment that would otherwise be required to be made shall be carried forward and taken into account in any future adjustment.  Notwithstanding the foregoing, upon any conversion of the Notes (solely with respect to the Notes to be converted), the Company shall give effect to all adjustments that the Company otherwise has deferred pursuant to the immediately preceding sentence, and those adjustments will no longer be carried forward and taken into account in any future adjustment. The ability to defer adjustments pursuant to this Section 7.04(i) is known as the “Deferral Exception”.

j)           Whenever the Conversion Rate is adjusted as herein provided, the Company shall file with the Trustee and any Conversion Agent, as soon as reasonably practicable, an Officer’s Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment.  Unless and until a Trust Officer of the Trustee shall have received such Officer’s Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume without inquiry that the last Conversion Rate of which it has knowledge is still in effect.  Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment became effective and shall send such notice of such adjustment of the Conversion Rate to each Holder, within 20 days after execution thereof.  Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

k)           In any case in which this Section 7.04 provides that an adjustment shall become effective immediately after an Ex-Dividend Date for an event, the Company may defer until the occurrence of such event (i) issuing to the Holder of any Notes converted after such Ex-Dividend Date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (ii) paying to such Holder any amount in cash in lieu of any fraction pursuant to Section 7.03.

l)            For purposes of this Section 7.04, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company, so long as the Company does not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company, but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

m)          A Holder of Notes may, in some circumstances, including a distribution of cash dividends to holders of shares of the Common Stock, be deemed to have received a distribution subject to U.S. federal income tax as a result of an adjustment or the nonoccurrence of an adjustment to the Conversion Rate.  To the extent the applicable withholding agent pays withholding taxes or backup withholding on behalf of a Holder or beneficial owner (for U.S. federal income tax purposes) of a Note, the applicable withholding agent may, at its option, set off such payments against payments on the Note (including upon conversion, repayment or maturity) or, in certain circumstances, from payments on the Common Stock received on any conversion of the Note or from sales proceeds subsequently paid or credited to the holder or beneficial owner or from other funds or assets of the holder or beneficial owner.

Section 7.05        Effect of Reclassification, Consolidation, Merger or Sale.  In the case of (i) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination), (ii) any consolidation, merger or combination involving the Company, (iii) any sale, lease or other transfer to a third party of the consolidated assets of the Company and its Subsidiaries substantially as an entirety, or (iv) any statutory share exchange, and in each case, as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a “Common Stock Change Event”), then, at the effective time of the Common Stock Change Event, the Company shall execute with the Trustee a supplemental indenture permitted under Section 14.01 providing for the right to convert each $1,000 Principal Amount of Notes into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of Common Stock equal to the Conversion Rate immediately prior to such Common Stock Change Event would have owned or been entitled to receive (the “Reference Property”) upon such Common Stock Change Event. However, at and after the effective time of such Common Stock Change Event, (i) the Company will continue to have the right to determine the form of consideration to be paid or delivered, as the case may be, upon conversion of Notes, (ii)(x) any amount payable in cash upon conversion of the Notes will continue to be payable in cash and (y) any shares of Common Stock that the Company would have been required to deliver upon conversion of the Notes will instead be deliverable in the amount and type of Reference Property that a holder of that number of shares of Common Stock would have received in such Common Stock Change Event and (c) the Daily VWAP shall be calculated based on the value of a unit of Reference Property and the definitions of Trading Day and Market Disruption Event shall be determined by reference to the components of a Unit of Reference Property. If such Common Stock Change Event causes the Common Stock to be converted into the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), the Reference Property into which the Notes will be convertible will be deemed to be the weighted average of the types and amounts of consideration received by the holders of shares of Common Stock that affirmatively make such an election. If the holders of Common Stock receive only cash in a Common Stock Change Event, then for all conversions that occur after the effective date of such Common Stock Change Event, (i) the consideration due upon conversion of each Note shall be solely cash in an amount equal to the Conversion Rate in effect on the Conversion Date (as may be increased in connection with Section 7.07) multiplied by the price paid per share of Common Stock in such Common Stock Change Event and (ii) the Company will satisfy its Conversion Obligation by paying cash to converting holders on the second Business Day immediately following the Conversion Date. The Company shall notify Holders of the Notes and the Trustee in writing of such weighted average as soon as practicable after such determination is made.  The Company shall not become a party to any Common Stock Change Event unless its terms are consistent with the foregoing.

The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder, at the address of such Holder as it appears on the register of the Notes maintained by the Registrar, within 20 days after execution thereof.  Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.  The above provisions of this Section shall similarly apply to successive reclassifications, changes, consolidations, mergers, combinations, sales and conveyances.  If this Section 7.05 applies to any event or occurrence, Section 7.04 shall not apply.

Section 7.06         Adjustments of Prices.  Whenever any provision of this Indenture requires a calculation of the Last Reported Sale Prices, Daily VWAP, Daily Conversion Value or Daily Settlement Amount over a span of multiple days (including with respect to the Share Price for purposes of a Make-Whole Fundamental Change), the Company will make appropriate adjustments determined by the Company or its agents to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date, Record Date, effective date or expiration date, as the case may be, of the event occurs, at any time during the period during which such Last Reported Sale Prices, Daily VWAP, Daily Conversion Value or Daily Settlement Amount  is to be calculated.  Such adjustments will be effective as of the Ex-Dividend Date, Record Date, effective date or expiration date, as the case may be, of the event causing the adjustment to the Conversion Rate.

Section 7.07         Adjustment upon Conversion in connection with (i) a Make-Whole Fundamental Change or (ii) the Delivery of a Notice of Redemption.

a)           If (i) a transaction that constitutes a Make-Whole Fundamental Change occurs or (ii) the Company delivers a Notice of Redemption and a Holder elects to convert its Notes in connection with (1) such Make-Whole Fundamental Change or (2) the delivery of such Notice of Redemption, then the Company will, under certain circumstances, increase the Conversion Rate for the Notes so surrendered for conversion by a number of additional shares of the Company’s Common Stock (the “Additional Shares”), as described below. A conversion of notes will be deemed for these purposes to be “in connection with” (x) a Make-Whole Fundamental Change if the Conversion Notice of the Notes is received by the Conversion Agent during the period from, and including, the Effective Date of the Make-Whole Fundamental Change up to, and including, the Business Day immediately prior to the related Fundamental Change Purchase Date (or, in the case of a Make-Whole Fundamental Change that would have been a Fundamental Change but for the proviso in clause (2) of the definition thereof, the 35th Trading Day immediately following the Effective Date of such Make-Whole Fundamental Change) or (y) the delivery of a Notice of Redemption if the Conversion Notice is received by the Conversion Agent from, and including, the date of any Notice of Redemption until the Close of Business on the Business Day immediately preceding the related Redemption Date as provided under Article 5.

b)          Upon surrender of Notes for conversion in connection with a Make-Whole Fundamental Change, the Company shall, at its option, satisfy the related Conversion Obligation by Physical Settlement, Cash Settlement or Combination Settlement based on the Conversion Rate as increased by reference to the table attached as Schedule A hereto, based on the date on which the Make-Whole Fundamental Change occurs or becomes effective (the “Effective Date”) or the date of the Notice of Redemption, as applicable, and the price (the “Share Price”) as determined in accordance with the two immediately following sentences.  If the holders of the shares of Common Stock receive only cash in a Make-Whole Fundamental Change described in clause (2) of the definition of Fundamental Change, then the Share Price shall be the cash amount paid per share of Common Stock.  Otherwise, the Share Price shall be the average of the Last Reported Sale Prices of the Common Stock over the five consecutive Trading-Day period ending on, and including, the Trading Day immediately preceding the Effective Date of such Make-Whole Fundamental Change or the date of the Notice of Redemption, as applicable.

c)          The Share Prices set forth in the column headings of the table in Schedule A hereto shall be adjusted as of any date on which the Conversion Rate of the Notes is otherwise adjusted pursuant to Section 7.04.  The adjusted Share Prices shall equal the Share Prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to such adjustment giving rise to the Share Price adjustment and the denominator of which is the Conversion Rate as so adjusted.  The number of Additional Shares set forth in such table shall be adjusted in the same manner as the Conversion Rate as set forth in Section 7.04.

d)           The exact Share Prices and Effective Date or the date of the Notice of Redemption, as applicable, may not be set forth in the table in Schedule A, in which case:

(i)           if the Share Price is between two Share Prices in the table or the relevant date is between two dates in the table, the number of Additional Shares will be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Share Prices and the earlier and later dates, as applicable, based on a 365-day year;

(ii)           if the Share Price is greater than $30.00 per share (subject to adjustment in the same manner and as the Share Prices set forth in Schedule A), no Additional Shares will be added to the Conversion Rate; and

(iii)          if the Share Price is less than $3.66 per share (subject to adjustment in the same manner and at the same time as the Share Prices set forth in Schedule A), no Additional Shares will be added to the Conversion Rate.

Notwithstanding the foregoing, in no event will the Conversion Rate be increased on account of a Make-Whole Fundamental Change or a Redemption to exceed 273.2240 shares of Common Stock per $1,000 Principal Amount of Notes, subject to adjustments in the same manner as the Conversion Rate is required to be adjusted as set forth in Section 7.04.

e)            The Company shall notify Holders and the Trustee in writing of the Effective Date of any Make-Whole Fundamental Change no later than five Business Days after such effective Date.

f)           If a Note is to be converted in connection with a Make-Whole Fundamental Change or a Notice of Redemption, the Company will settle such conversion in the manner set forth in Section 7.03, based on a conversion rate that reflects the Additional Shares, if any, added thereto pursuant to clauses (a) through (e) of this Section 7.07; provided, however, that if the Company has not obtained the Requisite Stockholder Approval as of the Effective Date of such Make-Whole Fundamental Change or the date of such Notice of Redemption, as applicable, then such conversion will be settled as follows:

(i)           the Company will settle such conversion in the manner set forth in Section 7.03 without giving effect to the increase to the Conversion Rate, if any, pursuant to clauses (a) through (e) of this Section 7.07; and

(ii)           in addition, the Company will settle the Additional Shares applicable to such conversion by delivering, no later than the second Business Day after the Conversion Date for such conversion, an amount of cash, per $1,000 principal amount of such Note to be converted, equal to the product of the number of Additional Shares and the Share Price applicable to such Make-Whole Fundamental Change or Redemption Notice, as applicable.

Notwithstanding anything to the contrary set forth above, if the consideration for Common Stock in any Make-Whole Fundamental Change described in clause (2) of the definition of Fundamental Change is comprised entirely of cash, then the Company will settle the conversion of any Note following the Effective Date of such Make-Whole Fundamental Change by delivering, on or before the second Business Day after the Conversion Date for such conversion, an amount of cash, per $1,000 principal amount of such Note to be converted, equal to the product of (i) the Share Price for such Make-Whole Fundamental Change; and (ii) the Applicable Conversion Rate (including any increase thereto as provided in this Section 7.07).

The Company will notify Holders, in the notice of the Make-Whole Fundamental Change or Redemption Notice, as applicable, whether the Requisite Stockholder Approval has been obtained (or is deemed obtained).

Section 7.08        Taxes on Shares Issued.  Any issue of share certificates on conversions of Notes shall be made without charge to the converting Holder for any documentary, transfer, stamp or any similar tax in respect of the issue thereof, and the Company shall pay any and all documentary, stamp or similar issue or transfer taxes or duties that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of Notes pursuant hereto.  The Company shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issue and delivery of shares in any name other than that of the Holder of any Notes converted, and the Company shall not be required to issue or deliver any such share certificate unless and until the Person or Persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

Section 7.09         Reservation of Shares; Shares to be Fully Paid; Compliance with Governmental Requirements.  The Company shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to provide for the conversion of the Notes from time to time as such Notes are presented for conversion (assuming that, at the time of the computation of such number of shares or securities, all such Notes would be held by a single Holder).

Before taking any action that would cause an adjustment increasing the Conversion Rate to an amount that would cause the Conversion Price to be reduced below the then par value, if any, of any shares of Common Stock issuable upon conversion of the Notes, the Company will take all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue shares of such shares of Common Stock at such adjusted Conversion Price.

The Company covenants that all shares of Common Stock that may be issued upon conversion of Notes shall be newly issued shares or treasury shares, shall be duly authorized, validly issued, fully paid and non-assessable and shall be free from preemptive rights and free from any lien or adverse claim.

The Company shall use its reasonable efforts to list or cause to have quoted any shares of Common Stock to be issued upon conversion of Notes on each national securities exchange or over-the-counter or other domestic market on which the Common Stock is then listed or quoted.

Section 7.10         Responsibility of Trustee and Conversion Agent.  The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any Holder to determine the Conversion Rate or whether any facts exist which may require any adjustment of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same.  The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any Common Stock, or of any securities or property, which may at any time be issued or delivered upon the conversion of any Notes; and the Trustee and any other Conversion Agent make no representations with respect thereto.  Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or share certificates or other securities or property or cash upon the surrender of any Notes for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article 7.  Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 7.05 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders upon the conversion of their Notes after any event referred to in such Section 7.05 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 11.01, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officer’s Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

Section 7.11         Notice to Holders Prior to Certain Actions.  In case:

a)            the Company shall declare a dividend (or any other distribution) on Common Stock that would require an adjustment in the Conversion Rate pursuant to Section 7.04; or

b)            the Company shall authorize the granting to the holders of all or substantially all of the shares of Common Stock of options, rights or warrants to subscribe for or purchase any share of any class or any other options, rights or warrants; or

c)           of any reclassification or reorganization of the Common Stock (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale, lease or transfer of all or substantially all of the assets of the Company; or

d)           of the voluntary or involuntary dissolution, liquidation or winding up of the Company or any of its Significant Subsidiaries;

then, in each case, the Company shall cause to be filed with the Trustee and the Conversion Agent and to be mailed to each Holder at such Holder’s address appearing on the list of Holders provided for in Section 3.06 of this Indenture, as promptly as practicable, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of shares of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, reorganization, consolidation, merger, sale, lease, transfer, dissolution, liquidation or winding up is expected to become effective or occur, and the date as of which it is expected that holders of shares of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, reorganization, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.  Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, reorganization, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.

Section 7.12         Stockholder Rights Plan.  Each share of Common Stock issued upon conversion of Notes pursuant to this Article 7 shall be entitled to receive the appropriate number of rights, if any, and the certificates representing any shares of Common Stock issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any current or subsequent stockholder rights agreement adopted by the Company, as any such agreement may be amended from time to time.  Notwithstanding the foregoing, if prior to any conversion such rights have separated from the Common Stock in accordance with the provisions of the applicable stockholder rights agreement, the Conversion Rate shall be adjusted at the time of separation as if the Company had distributed, to all holders of the Common Stock, Distributed Property as described in Section 7.03(f) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.

Section 7.13         Company Determination Final.  Any determination that the Company or its Board of Directors must make pursuant to this Article 7 shall be conclusive if made in good faith and in accordance with the provisions of this Article 7, absent manifest error, and set forth in a Board Resolution.

Section 7.14        Listing Standards.  Listing standards of The New York Stock Exchange generally require the Company to obtain approval of the Company’s stockholders before entering into certain transactions that potentially result in the issuance of 20% or more of the Common Stock outstanding at the at the time the Notes are issued unless the Company obtains the Requisite Stockholder Approval of issuances in excess of such limitations.  These restrictions will apply at any time when the Notes are outstanding, regardless of whether the Company then has a class of securities listed on The New York Stock Exchange.  Except as provided in Section 7.07(f), the Company shall not enter into any transaction, or take any other action, that would require an increase in the Conversion Rate (whether under Section 7.04 or Section 7.07), that would result, in the aggregate, in the Notes becoming convertible for a number of shares of Common Stock in excess of any limitations imposed by the listing standards of The New York Stock Exchange, without complying, if applicable, with the stockholder approval rules contained in such listing standards.

ARTICLE 8.
PURCHASE AT OPTION OF HOLDERS UPON A FUNDAMENTAL CHANGE

Section 8.01         Purchase at Option of Holders upon a Fundamental Change.

a)           Generally.  If a Fundamental Change occurs at any time prior to the Maturity Date of the Notes, then each Holder shall have the right, at such Holder’s option, to require the Company to purchase any or all of such Holder’s Notes or any portion thereof that is equal to $1,000 or an integral multiple of $1,000 in excess thereof, on a date specified by the Company that is no earlier than the 20th and not later than the 35th calendar day following the date of the Fundamental Change Company Notice, subject to extension to comply with applicable law (the “Fundamental Change Purchase Date”), at a purchase price in cash equal to 100% of the Principal Amount thereof, together with accrued and unpaid interest thereon to, but excluding, the Fundamental Change Purchase Date (the “Fundamental Change Purchase Price”); provided, however, if the Fundamental Change Purchase Date occurs after a Regular Record Date and on or prior to the Interest Payment Date to which it relates, the Company will pay accrued and unpaid interest to the Holder of record on such Regular Record Date, and the Fundamental Change Purchase Price will be equal to 100% of the Principal Amount of the Notes to be purchased.

Purchases of Notes under this Section 8.01 shall be made, at the option of the Holder thereof upon delivery to the Paying Agent of a duly completed notice (the “Fundamental Change Purchase Notice”) in the form set forth on the reverse of the Notes on or prior to the Close of Business on the Business Day immediately preceding the Fundamental Change Purchase Date, subject to extension to comply with applicable law, which must specify:

(1)           if the Notes are Physical Notes, the certificate numbers of the Holder’s Notes to be delivered for purchase;

(2)           the portion of the Principal Amount of the Holder’s Notes to be purchased, which must be $1,000 or an integral multiple in excess thereof; and

(3)           that the Holder’s Notes are to be purchased by the Company pursuant to the applicable provisions of the Notes and this Indenture; and

(4)           delivery or book-entry transfer of the Notes to the Trustee (or other Paying Agent appointed by the Company) (together with all necessary endorsements) at any time on or prior to the Business Day immediately preceding the Fundamental Change Purchase Date, subject to extension to comply with applicable law, at the applicable Corporate Trust Office of the Trustee (or other Paying Agent appointed by the Company), such delivery being a condition to receipt by the Holder of the Fundamental Change Purchase Price therefor; provided that such Fundamental Change Purchase Price shall be so paid pursuant to this Section 8.01 only if the Notes so delivered to the Trustee (or other Paying Agent appointed by the Company) shall conform in all respects to the description thereof in the related Fundamental Change Purchase Notice;

provided that, if such Holder’s Notes are not Physical Notes, such Holder must comply with the Applicable Procedures.

Any purchase by the Company contemplated pursuant to the provisions of this Section 8.01 shall be consummated by the delivery of the Fundamental Change Purchase Price to be received by the Holder promptly following the later of the Fundamental Change Purchase Date or the time of the book-entry transfer or delivery of the Notes.

Notwithstanding anything herein to the contrary, any Holder delivering to the Trustee (or other Paying Agent appointed by the Company) the Fundamental Change Purchase Notice contemplated by this Section 8.01 shall have the right to withdraw such Fundamental Change Purchase Notice (in whole or in part) at any time prior to the Close of Business on the Business Day prior to the Fundamental Change Purchase Date by delivery of a written notice of withdrawal to the Trustee (or other Paying Agent appointed by the Company) in accordance with Section 8.02 below.

The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Purchase Notice or written notice of withdrawal thereof.

b)          Fundamental Change Company Notice.  On or before the 10th day after the occurrence of a Fundamental Change, the Company shall provide to all Holders of record of the Notes and the Trustee and Paying Agent a notice (the “Fundamental Change Company Notice”) of the occurrence of such Fundamental Change and of the purchase right at the option of the Holders arising as a result thereof.  Such mailing shall be by first class mail.  Simultaneously with providing such Fundamental Change Company Notice, the Company shall publish a notice containing the information included therein once in a newspaper of general circulation in The City of New York or publish such information on the Company’s website or through such other public medium as the Company may use at such time.

Each Fundamental Change Company Notice shall specify:

(1)           the events causing the Fundamental Change;

(2)           the date of the Fundamental Change;

(3)           the last date on which a Holder may exercise the purchase right;

(4)           the Fundamental Change Purchase Price;

(5)           the Fundamental Change Purchase Date;

(6)           the name and address of the Paying Agent and the Conversion Agent, if applicable;

(7)           if applicable, the Applicable Conversion Rate and any adjustments to the Applicable Conversion Rate;

(8)           if applicable, that the Notes with respect to which a Fundamental Change Purchase Notice has been delivered by a Holder may be converted only if the Holder validly withdraws the Fundamental Change Purchase Notice in accordance with Section 8.03; and

(9)           the procedures that Holders must follow to require the Company to purchase their Notes.

No failure of the Company to give the foregoing notices and no defect therein shall limit any Holder’s purchase rights or affect the validity of the proceedings for the purchase of the Notes pursuant to this Section 8.01.

c)          No Payment During an Acceleration.  Notwithstanding the foregoing, no Notes may be purchased by the Company at the option of the Holders pursuant to this Section 8.01 if the Principal Amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to the Fundamental Change Purchase Date.

d)           Payment of Fundamental Change Purchase Price.  The Notes to be purchased pursuant to this Section 8.01 shall be paid for in cash.

Section 8.02         Withdrawal of Fundamental Change Purchase Notice.

A Fundamental Change Purchase Notice may be withdrawn (in whole or in part) by means of a written notice of withdrawal delivered to the Paying Agent in accordance with the Fundamental Change Company Notice prior to the Close of Business on the Business Day immediately preceding the relevant Fundamental Change Purchase Date specifying:

(1)           the Principal Amount of the withdrawn Notes;

(2)           if the Notes are Physical Notes, the certificate numbers of the withdrawn Notes; and

(3)           the Principal Amount, if any, of such Notes that remains subject to the original Fundamental Change Purchase Notice, which must be $1,000 or an integral multiple of $1,000 in excess thereof;

provided that, if such Holder’s Notes are not Physical Notes, such Holder must comply with the Applicable Procedures.

Section 8.03        Deposit of Fundamental Change Purchase Price.  Prior to 12:00 p.m. noon (local time in The City of New York) on the Fundamental Change Purchase Date, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided herein) an amount of money (in immediately available funds if deposited on such Business Day) sufficient to pay the Fundamental Change Purchase Price, of all the Notes or portions thereof that are to be purchased as of the Fundamental Change Purchase Date.  The Company shall promptly notify the Trustee in writing of the amount of any deposits of cash made pursuant to this Section 8.03.  If the Paying Agent holds money or securities sufficient to pay the Fundamental Change Purchase Price of any Note surrendered for purchase and not withdrawn in accordance with this Indenture as of the Close of Business on the Fundamental Change Purchase Date, then immediately following the Close of Business on the Fundamental Change Purchase Date, (a) any such Note will cease to be outstanding and interest will cease to accrue thereon on the Fundamental Change Purchase Date (whether or not book-entry transfer of the Notes is made or whether or not the Notes are delivered to the Paying Agent) and (b) all other rights of the Holder in respect thereof will terminate (other than the right to receive the Fundamental Change Purchase Price and previously accrued and unpaid interest (including Additional Interest, if any) upon delivery or book-entry transfer of such Note).

Section 8.04        Notes Purchased in Whole or in Part.  Any Note that is to be purchased, whether in whole or in part, shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note, without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder in aggregate Principal Amount equal to, and in exchange for, the portion of the Principal Amount of the Note so surrendered which is not purchased.

Section 8.05        Covenant to Comply With Securities Laws upon Purchase of Notes.  In connection with any offer to purchase Notes under Section 8.01, the Company shall, if required, comply with the provisions of the tender offer rules under the Exchange Act that may then be applicable and file a Schedule TO or any other required schedule under the Exchange Act.

Section 8.06       Repayment to the Company.  Subject to the requirements of any applicable abandoned property laws, regardless of who acts as Paying Agent, the Paying Agent shall return to the Company any cash that remains unclaimed, together with interest, if any, thereon, held by them for the payment of the Fundamental Change Purchase Price; provided that to the extent that the aggregate amount of cash deposited by the Company pursuant to Section 8.03 exceeds the aggregate Fundamental Change Purchase Price of the Notes or portions thereof which the Company is obligated to purchase as of the Fundamental Change Purchase Date, then as soon as practicable following the Fundamental Change Purchase Date, the Paying Agent shall return any such excess to the Company.

ARTICLE 9.
EVENTS OF DEFAULT; REMEDIES

Section 9.01         Events of Default. “Event of Default,” wherever used herein, means any one of the following events):

a)           default by the Company in any payment of interest on any Notes when due and payable and such default continues for a period of 30 consecutive days;

b)           default by the Company in the payment of the Principal Amount of any Note when due and payable on the Maturity Date, any Redemption Date, upon required purchase in connection with a Fundamental Change, upon declaration of acceleration or otherwise;

c)           failure by the Company to comply with its obligation to convert the Notes in accordance with this Indenture upon exercise of a Holder’s conversion right and such failure continues for three Business Days;

d)           failure by the Company to provide the Fundamental Change Company Notice to Holders required pursuant to Section 8.01(b) hereof when due;

e)           failure by the Company to comply with its obligations under Article 9 hereof;

f)           failure by the Company in the performance of any other covenant or agreement of the Company in the Notes or in this Indenture that continues for a period of 60 days after receipt by the Company of a Notice of Default as provided in this Indenture;

g)          default by the Company or any Significant Subsidiaries of the Company with respect to any indebtedness for borrowed money in excess of $35,000,000 in the aggregate of the Company and/or any Significant Subsidiary of the Company, whether such indebtedness now exists or shall hereafter be created, which default results (i) in such indebtedness becoming or being declared due and payable or (ii) from a failure to pay the principal of any such indebtedness when due and payable at its stated maturity, upon redemption, upon required purchase in connection with a fundamental change, upon declaration of acceleration or otherwise, in each case where such default is not cured or waived within 30 days after notice to the Company by the Trustee or to the Company and the Trustee by holders of at least 25% of the aggregate principal amount of Notes then outstanding; provided, however, that any such Event of Default shall be deemed cured and not continuing upon payment of such indebtedness or rescission of such declaration of acceleration;

h)           a final judgment for the payment of $35,000,000 or more (excluding any amounts covered by insurance or bond) rendered against the Company or any Significant Subsidiary of the Company by a court of competent jurisdiction, which judgment is not discharged, stayed, vacated, paid or otherwise satisfied within 60 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished;

i)            the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of the Company or any Significant Subsidiary of the Company of a voluntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law, (ii) a decree or order adjudging the Company or a Significant Subsidiary of the Company as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Significant Subsidiary of the Company under any applicable federal, state or foreign law or (iii) appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of a Significant Subsidiary of the Company of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; and

j)           the commencement by the Company or by a Significant Subsidiary of the Company of a voluntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company or of a Significant Subsidiary of the Company in an involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal, state or foreign law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of a Significant Subsidiary of the Company or of any substantial part of such entity’s property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company or by a Significant Subsidiary of the Company in furtherance of any such action.

The Trustee shall not be charged with knowledge of any Event of Default unless written notice thereof shall have be given to a Trust Officer at the Corporate Trust Office of the Trustee by the Company, the Paying Agent or any Holder.

Section 9.02         Acceleration of Maturity:  Waiver of Past Defaults and Rescission.

a)           If an Event of Default (other than those specified in Section 9.01(i) and 9.01(j) involving the Company, and as otherwise provided in Section 9.03) occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in aggregate Principal Amount of the outstanding Notes may declare 100% of the Principal Amount plus accrued and unpaid interest on all the outstanding Notes to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such Principal Amount plus accrued and unpaid interest shall become immediately due and payable.

Notwithstanding the foregoing, in the case of an Event of Default specified in Section 9.01(i) or Section 9.01(j) with respect to the Company, 100% of the Principal Amount plus accrued and unpaid interest on all outstanding Notes will automatically become due and payable without any declaration or other act on the part of the Trustee or any Holder.

b)           The Holders of a majority in aggregate Principal Amount of the outstanding Notes, by written notice to the Company and the Trustee, may (x) waive any past Default and its consequences and (y) at any time after a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article 9 provided, rescind any such acceleration with respect to the Notes and its consequences, except, in each case, with respect to a Default described in Section 9.01(a), Section 9.01(b) or Section 9.01(c), or in respect of a covenant or provision hereof which under Article 14 cannot be modified or amended without the consent of the Holder of each outstanding Note affected, if:

(1)           such rescission will not conflict with any judgment or decree of a court of competent jurisdiction; and

(2)           all existing Events of Default have been cured or waived and all amounts owing to the Trustee have been paid.

Upon any such waiver, the Default which has been waived shall cease to exist and any Event of Default arising therefrom shall be deemed to have been cured, for every other purpose of the Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

Section 9.03         Additional Interest.

a)            [Reserved].

b)           Notwithstanding anything to the contrary in this Indenture, if so elected by the Company, the sole remedy for an Event of Default relating to the failure to comply with Section 4.10 hereof will (i) for the first 90 days after the occurrence of such an Event of Default consist exclusively of the right to receive Additional Interest on the Notes at an annual rate equal to 0.25% of the Principal Amount of outstanding Notes and (ii) from the 91st day until the 180th day following the occurrence of such an Event of Default consist exclusively of the right to receive Additional Interest on the Notes at an annual rate equal to 0.50% of the Principal Amount of outstanding Notes.  If the Company so elects, the Additional Interest payable under this Section 9.03(b) will be payable on all outstanding Notes from and including the date on which such Event of Default first occurs to, but excluding, the 180th day thereafter, or such earlier date on which such Event of Default has been cured or waived or ceases to exist.  On the 181st day after such Event of Default, if such Event of Default has not been cured or waived prior to such 181st day, Additional Interest payable pursuant to this Section 9.03(b) will cease to accrue and the Notes will be subject to acceleration as provided in Section 9.02.  In the event the Company does not elect to pay the Additional Interest payable pursuant to this Section 9.03(b) upon an Event of Default in accordance with this paragraph, the Notes will be subject to acceleration as provided in Section 9.02.  Any Additional Interest payable pursuant to this Section 9.03(b) will be payable in arrears on each Interest Payment Date following accrual in the same manner as ordinary interest is payable pursuant to Section 2.03.

In order to elect to pay the Additional Interest payable pursuant to this Section 9.03(b) as the sole remedy during the first 180 days after the occurrence of an Event of Default relating to the failure to comply with Section 4.10 in accordance with the immediately preceding paragraph, the Company must notify all Holders, the Trustee and Paying Agent in writing of such election on or before the Close of Business on the date on which such Event of Default first occurs.  Upon the failure to timely give all Holders, the Trustee and Paying Agent such notice, the Notes will be immediately subject to acceleration as provided in Section 9.02.

Payments of the Redemption Price, the Fundamental Change Purchase Price and Principal Amount or interest that are not made when due and payable shall accrue interest per annum at the then-applicable interest rate.

Section 9.04        Collection of Indebtedness and Suits for Enforcement by Trustee.  The Company covenants that if a Default is made in the payment of the Principal Amount plus accrued and unpaid interest on the Maturity Date therefor or, as applicable, in the payment of the Fundamental Change Purchase Price, any cash amount due relating to a conversion in connection with a Make-Whole Fundamental Change or Notice of Redemption in respect of any Note, the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders or Redemption Price, of such Notes, the whole amount then due and payable on such Notes, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If an Event of Default occurs and is continuing, the Trustee may, but shall not be obligated to, pursue any available remedy to collect the payment of the Principal Amount plus accrued but unpaid interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.  The Trustee may maintain a proceeding even if the Trustee does not possess any of the Notes or does not produce any of the Notes in the proceeding.  A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of, or acquiescence in, the Event of Default.  No remedy is exclusive of any other remedy.  All available remedies are cumulative.

Section 9.05        Trustee May File Proofs of Claim.  In case of any judicial proceeding relative to the Company (or any other obligor upon the Notes), its property or its creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under this Indenture and applicable law in order to have claims of the Holders and the Trustee allowed in any such proceeding.  In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee under Section 11.07.

No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 9.06         Application of Money Collected.  Any money or property collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money or property to Holders, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST:  To the payment of all amounts due the Trustee in all of its capacities under this Indenture;

SECOND:  To the payment of the amounts then due and unpaid on the Notes for, as applicable, the Principal Amount, Fundamental Change Purchase Price, any cash amount relating to a conversion in connection with a Make-Whole Fundamental Change or Notice of Redemption, Redemption Price or interest (including Additional Interest, if any) as the case may be, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes; and

THIRD:  To the payment of the remainder, if any, to the Company or any other Person lawfully entitled thereto.

Section 9.07         Limitation on Suits.  No Holder of any Note shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture or the Notes, or for the appointment of a receiver or trustee, or for any other remedy hereunder (other than in the case of an Event of Default specified in Section 9.01(a), Section 9.01(b) or Section 9.01(c)) unless:

(1)           such Holder has previously given written notice to the Trustee that an Event of Default is continuing;

(2)           the Holder or Holders of not less than 25% in aggregate Principal Amount of the outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(3)           such Holder or Holders have offered to the Trustee security or indemnity satisfactory to it against any loss, liability, claim or expense;

(4)           the Trustee for 60 days after its receipt of such request and offer of security or indemnity has failed to institute any such proceeding; and

(5)           no direction, in the opinion of the Trustee, inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate Principal Amount of the outstanding Notes;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing itself of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

Section 9.08         Unconditional Right of Holders to Receive Payment.  Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of the Principal Amount (including, if applicable, the Fundamental Change Purchase Price or Redemption Price or interest in respect of the Notes held by such Holder, on or after the respective due dates expressed in the Notes, or any Fundamental Change Purchase Date, any Redemption Date or otherwise, as applicable), any accrued and unpaid interest (including Additional Interest, if any) and to convert the Notes in accordance with Article 7 and receive if applicable, the cash amount relating to a conversion in connection with a Make-Whole Fundamental Change or Notice of Redemption”, or to bring suit for the enforcement of any such payment on or after such respective dates or the right to convert, shall not be impaired or affected without the consent of such Holder.

Section 9.09         Restoration of Rights and Remedies.  If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 9.10         Rights and Remedies Cumulative.  Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in the last paragraph of Section 3.09, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 9.11        Delay or Omission Not Waiver.  No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein.  Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 9.12         Control by Holders.  The Holders of a majority in aggregate Principal Amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee.  However, if an Event of Default has occurred and is continuing, the Trustee will be required in the exercise of its powers vested in it by this Indenture to use the degree of care that a prudent person would use under the circumstances in the conduct of its own affairs.  Furthermore, the Trustee may refuse to follow any direction that conflicts with applicable law or this Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability.  Prior to taking any action under the indenture, the Trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

Section 9.13         Undertaking for Costs.  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, in either case in respect of the Notes, a court may require any party litigant in such suit to file an undertaking to pay the costs of the suit, and the court may assess reasonable costs, including reasonable attorney’s fees and expenses, against any party litigant in the suit having due regard to the merits and good faith of the claims or defenses made by the party litigant; but the provisions of this Section 9.13 shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in Principal Amount of the outstanding Notes, or to any suit instituted by any Holder for the enforcement of the payment of the Principal Amount on any Note on or after the Maturity Date of such Note or the Fundamental Change Purchase Date.

ARTICLE 10.
MERGER, CONSOLIDATION OR SALE OF ASSETS

Section 10.01      Company May Consolidate, etc., only on Certain Terms.  The Company shall not, consolidate or merge with or into, or sell, lease or otherwise transfer, in one transaction or a series of transactions, all or substantially all of Company’s or a the Company’s subsidiaries’ assets, taken as a whole, to another person (a “Business Combination Event”), unless

a)           the resulting, surviving, or transferee person is the Company, or if not the Company, is a corporation (the “Successor Corporation”) duly organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and such Successor Corporation that expressly assumes (by executing and delivering to the trustee, at or before the effective time of such Business Combination Event,) an indenture supplemental hereto all obligations of the Company under this Indenture and the Notes;

b)            immediately after giving effect to such Business Combination Event, no Default or event of default will have occurred and be continuing; and

c)          the Company shall have delivered to the Trustee an Officer’s Certificate and Opinion of Counsel stating that such Business Combination Event and, if a supplemental indenture is required in connection with such event, such supplemental indenture, comply with this Article 10 and that all conditions precedent herein provided for relating to such transaction have been satisfied.

At the effective time of a Business Combination Event that complies with the provisions in this Section 11.01, the Successor Corporation will succeed to, and may exercise every right and power of, the Company under this Indenture and the Notes.

Section 10.02       Successor Substituted.  Upon a Business Combination Event in accordance with Section 10.01, the Successor Corporation formed by such consolidation or into which the Company is merged or to which such sale, conveyance, transfer, lease or other disposal is made shall succeed to, and may exercise every right and power of, the Company under this Indenture with the same effect as if such Successor Corporation had been named as the Company herein, and thereafter.  If the predecessor is still in existence after such transaction, it will be released from its obligations and covenants under this indenture and the Notes, except in the case of a lease of all or substantially all of its properties and assets.

ARTICLE 11.
THE TRUSTEE

Section 11.01       Duties and Responsibilities of Trustee.

a)           The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture.  In case an Event of Default has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

b)           No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(1)           prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default which may have occurred:

i.
the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture and applicable law, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

ii.
in the absence of bad faith and willful misconduct on the part of the Trustee, the Trustee may conclusively rely as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein);

(2)           the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer or Officers of the Trustee, unless the Trustee was negligent in ascertaining the pertinent facts;

(3)           the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the written direction of the Holders of not less than a majority in Principal Amount of the Notes at the time outstanding determined as provided in Section 1.04 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture;

(4)           whether or not therein provided, every provision of this Indenture relating to the conduct or affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section;

(5)           the Trustee shall not be liable in respect of any payment (as to the correctness of amount, entitlement to receive or any other matters relating to payment) or notice effected by the Company or any Paying Agent or any records maintained by any co-Registrar with respect to the Notes; and

(6)           the Trustee (including in its capacities as Conversion Agent, Paying Agent, or Registrar) shall have no responsibility to determine whether any change or adjustment to the Conversion Rate is required, whether the Notes may be called for redemption or whether and to what extent Additional Interest may be due.

c)            if any party fails to deliver a notice relating to an event the fact of which, pursuant to this Indenture, requires notice to be sent to the Trustee, the Trustee may conclusively rely on its failure to receive such notice as reason to act as if no such event occurred.

None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

Section 11.02       Notice of Defaults.  The Trustee shall give the Holders notice of any Default of which a Trust Officer of the Trustee has knowledge or is deemed to have notice under Section 11.03(i) within 90 days after the occurrence thereof so long as such Default is continuing; provided, that (except in the case of any Default in the payment of Principal Amount of, or interest on, any of the Notes or Fundamental Change Purchase Price or a default in the payment or delivery, as the case may be, of the consideration due upon conversion), the Trustee shall be protected in withholding such notice if and so long as it in good faith determines that the withholding of such notice is in the interest of the Holders of Notes.

Section 11.03       Reliance on Documents, Opinions, Etc.  Except as otherwise provided in Section 11.01:

a)           the Trustee may rely and shall be protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, note, coupon or other paper or document (whether in its original or facsimile form) believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties;

b)           any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officer’s Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Trustee by a copy thereof certified by the Secretary, any Assistant Secretary or the General Counsel of the Company;

c)            the Trustee may consult with counsel of its own selection and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

d)           the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture (including upon the occurrence and during the continuance of an Event of Default), unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against any loss, expenses and liabilities which may be incurred therein or thereby;

e)            the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney (at the reasonable expense of the Company and shall incur no liability of any kind by reason of such inquiry or investigation);

f)            the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed by it with due care hereunder;

g)            the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

h)            in no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

i)            the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Trust Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and the Indenture;

j)            the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder;

(k)          the Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder; and

(l)           the Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

Section 11.04       No Responsibility for Recitals, Etc.  The recitals contained herein and in the Notes (except in the Trustee’s certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same.  The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes.  The Trustee shall not be accountable for the use or application by the Company of any Notes or the proceeds of any Notes authenticated and delivered by the Trustee in conformity with the provisions of this Indenture.

Section 11.05      Trustee, Paying Agents, Conversion Agents or Registrar May Own Notes.  The Trustee, any Paying Agent, any Conversion Agent or Registrar, in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not Trustee, Paying Agent, Conversion Agent or Registrar.

Section 11.06       Monies to be Held in Trust.  Subject to the provisions of Section 13.04, all monies and properties received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received.  Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law.  The Trustee shall be under no liability for interest on any money received by it hereunder except as may be agreed in writing from time to time by the Company and the Trustee.

Section 11.07       Compensation and Expenses of Trustee.  The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall receive such compensation for all services rendered by it hereunder in any capacity (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as mutually agreed to from time to time in writing between the Company and the Trustee, and the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances reasonably incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all Persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence, willful misconduct or bad faith.  The Company also covenants to indemnify the Trustee (or any officer, director or employee of the Trustee), in any capacity under this Indenture and its agents and any authenticating agent for, and to hold them harmless against, any and all loss, liability, claim or expense incurred without negligence, willful misconduct or bad faith on the part of the Trustee or such officers, directors, employees and agent or authenticating agent, as the case may be, and arising out of or in connection with the acceptance or administration of this trust or in any other capacity hereunder, including the costs and expenses of defending themselves against any claim (whether asserted by a Holder, the Company or any other Person) of liability in the premises and the enforcement of this Indenture (including this Section 11.07).  The obligations of the Company under this Section 11.07 to compensate or indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall be secured by a lien prior to that of the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the Holders of particular Notes.  The obligation of the Company under this Section shall survive the satisfaction and discharge of this Indenture and any removal or resignation of the Trustee hereunder.

When the Trustee and its agents and any authenticating agent incur expenses or render services after an Event of Default specified in Section 9.01(i) or Section 9.01(j) with respect to the Company occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any bankruptcy, insolvency or similar laws.

Section 11.08       Officer’s Certificate as Evidence.  Except as otherwise provided in Section 11.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or willful misconduct on the part of the Trustee, be deemed to be conclusively proved and established by an Officer’s Certificate delivered to the Trustee.

Section 11.09       Conflicting Interests of Trustee.  If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, this Indenture.

Section 11.10       Eligibility of Trustee.  There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000 (or if such Person is a member of a bank holding company system, its bank holding company shall have a combined capital and surplus of at least $50,000,000).  If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 11.10, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 11.11       Resignation or Removal of Trustee.

a)            The Trustee may at any time resign by giving written notice of such resignation to the Company and to the Holders of Notes.

Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee.  If no successor trustee shall have been so appointed and have accepted appointment ninety (90) days after the mailing of such notice of resignation to the Holders, the resigning Trustee may, upon ten (10) Business Days’ notice to the Company and the Holders, appoint a successor identified in such notice or may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor trustee, or, if any Holder who has been a bona fide Holder of a Note or Notes for at least six (6) months may, subject to the provisions of Section 9.13, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee.  Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

b)            In case at any time any of the following shall occur:

(1)           the Trustee shall fail to comply with Section 11.09 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Note or Notes for at least six (6) months; or

(2)           the Trustee shall cease to be eligible in accordance with the provisions of Section 11.10 and shall fail to resign after written request therefor by the Company or by any such Holder; or

(3)           the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, the Company may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 9.13, any Holder who has been a bona fide Holder of a Note or Notes for at least six (6) months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee; provided, however, that if no successor Trustee shall have been appointed and have accepted appointment ninety (90) days after either the Company or the Holders has removed the Trustee, the Trustee so removed may petition at its own expense any court of competent jurisdiction for an appointment of a successor trustee.  Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

c)          The Holders of a majority in aggregate Principal Amount of the Notes at the time outstanding may at any time remove the Trustee and nominate a successor trustee which shall be deemed appointed as successor trustee unless, within ten (10) days after notice to the Company of such nomination, the Company objects thereto, in which case the Trustee so removed or any Holder, or if such Trustee so removed or any Holder fails to act, the Company, upon the terms and conditions and otherwise as in Section 11.11(a) provided, may petition any court of competent jurisdiction for an appointment of a successor trustee.

d)            Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 9.11 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 11.12.

Section 11.12       Acceptance by Successor Trustee.  Any successor trustee appointed as provided in Section 11.11 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein; but, nevertheless, on the written request of the Company or of the successor trustee, the trustee ceasing to act shall, upon payment of any amount then due it pursuant to the provisions of Section 11.07, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act.  Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers.  Any trustee ceasing to act shall, nevertheless, retain a lien upon all property and funds held or collected by such trustee as such, except for funds held in trust for the benefit of Holders of particular Notes, to secure any amounts then due it pursuant to the provisions of Section 11.07.

No successor trustee shall accept appointment as provided in this Section 11.12 unless, at the time of such acceptance, such successor trustee shall be qualified under the provisions of Section 11.09 and be eligible under the provisions of Section 11.10.  Upon acceptance of appointment by a successor trustee as provided in this Section 11.12, the Company (or the former trustee, at the written direction of the Company) shall mail or cause to be mailed notice of the succession of such trustee hereunder to the Holders of Notes at their addresses as they shall appear on the Register.  If the Company fails to mail such notice within ten (10) days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Company.

Section 11.13       Succession by Merger, Etc.  Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee (including any trust created by this Indenture), shall be the successor to the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that in the case of any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, such corporation shall be qualified under the provisions of Section 11.09 and eligible under the provisions of Section 11.10.

In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee or authenticating agent appointed by such predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee or any authenticating agent appointed by such successor trustee may authenticate such Notes in the name of the successor trustee; and in all such cases such certificates shall have the full force that is provided in the Notes or in this Indenture; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

Section 11.14       Preferential Collection of Claims.  If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Notes), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of the claims against the Company (or any such other obligor).

Section 11.15       Trustee’s Application for Instructions from the Company.  Any application by the Trustee for written instructions from the Company (other than with regard to any action proposed to be taken or omitted to be taken by the Trustee that affects the rights of the Holders of the Notes under this Indenture) may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective.  The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three (3) Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.

ARTICLE 12.
HOLDERS’ LISTS AND REPORTS BY TRUSTEE

Section 12.01       Company to Furnish Trustee Names and Addresses of Holders.  The Company will furnish or cause to be furnished to the Trustee:

(1)           semiannually, not more than 10 days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date; and

(2)           at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

excluding from any such list names and addresses received by the Trustee in its capacity as Registrar; provided, however, that no such list need be furnished so long as the Trustee is acting as Registrar.

Section 12.02       Preservation of Information; Communications to Holders.

a)           The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 12.01 and the names and addresses of Holders received by the Trustee in its capacity as Registrar.  The Trustee may destroy any list furnished to it as provided in Section 12.01 upon receipt of a new list so furnished.

b)            The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Notes, and the corresponding rights and duties of the Trustee, shall be as provided under applicable law.

c)            Every Holder, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to applicable law.

Section 12.03      Reports By Trustee.  The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to this Indenture at the times and in the manner provided pursuant thereto.  A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange, if any, upon which the Notes are listed, with the Commission and with the Company.  The Company will notify the Trustee when the Notes are listed on any stock exchange or of any delisting thereof.

ARTICLE 13.
SATISFACTION AND DISCHARGE

Section 13.01       Discharge of Indenture.  When (a) the Company shall deliver to the Trustee for cancellation all Notes theretofore authenticated (other than any Notes that have been destroyed, lost or stolen and in lieu of or in substitution for which other Notes shall have been authenticated and delivered) and not theretofore canceled, or (b) all the Notes not theretofore canceled or delivered to the Trustee for cancellation shall have become due and payable, and the Company shall deposit with the Trustee, in trust, cash or, in the case of conversions, cash, shares of Common Stock or a combination thereof sufficient to pay on the Maturity Date, upon any Redemption Date, upon any Fundamental Change Date or upon any conversion (other than any Notes that shall have been mutilated, destroyed, lost or stolen and in lieu of or in substitution for which other Notes shall have been authenticated and delivered) not theretofore canceled or delivered to the Trustee for cancellation, including principal and interest or, in the case of conversions, cash, shares of Common Stock or a combination thereof due to such Maturity Date, Redemption Date, Fundamental Change Purchase Date or upon conversion, as the case may be, accompanied by a verification report, as to the sufficiency of the deposited amount, from an independent certified accountant or other financial professional satisfactory to the Trustee, and if the Company shall also pay or deliver or cause to be paid or delivered all other sums payable or deliverable hereunder by the Company, then this Indenture shall cease to be of further effect (except as to (i) remaining rights of registration of transfer, substitution and exchange and conversion of Notes, (ii) rights hereunder of Holders to receive payments of principal of and interest or, in the case of any conversion, cash, shares of Common Stock or a combination thereof on, the Notes and the other rights, duties and obligations of Holders, as beneficiaries hereof with respect to the amounts, if any, so deposited with the Trustee and (iii) the rights, obligations and immunities of the Trustee hereunder), and the Trustee, on written demand of the Company accompanied by an Officer’s Certificate and an Opinion of Counsel as required by Section 1.02 and at the cost and expense of the Company, shall execute such instruments reasonably requested by the Company acknowledging satisfaction of and discharging this Indenture; the Company, however, hereby agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred by the Trustee and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Indenture or the Notes.

Section 13.02       Deposited Monies to be Held in Trust by Trustee.  Subject to Section 13.04, all monies and shares of Common Stock deposited with the Trustee pursuant to Section 13.01 shall be held in trust for the sole benefit of the Holders, and such monies and shares of Common Stock shall be applied by the Trustee to the payment, either directly or through any Paying Agent (including the Company if acting as its own Paying Agent), to the Holders of the particular Notes for the payment or delivery upon conversion thereof have been deposited with the Trustee, of all sums and amounts due thereon for principal and interest or upon conversion.

Section 13.03       Paying Agent to Repay Monies Held.  Upon the satisfaction and discharge of this Indenture, all monies then held by any Paying Agent of the Notes (other than the Trustee) shall, upon written request of the Company, be repaid to it or paid to the Trustee, and thereupon such Paying Agent shall be released from all further liability with respect to such Monies.

Section 13.04       Return of Unclaimed Monies.  Subject to the requirements of applicable abandoned property laws, any monies or shares of Common Stock deposited with or paid to the Trustee for payment of the principal of or interest on Notes and not applied but remaining unclaimed by the Holders of Notes for two years after the date upon which the principal of or interest on such Notes or shares of Common Stock, as the case may be, shall have become due and payable, shall be repaid to the Company by the Trustee on demand and all liability of the Trustee shall thereupon cease with respect to such monies or shares of Common Stock; and the Holder of any of the Notes shall thereafter look only to the Company for any payment or delivery that such Holder may be entitled to collect unless an applicable abandoned property law designates another Person.

Section 13.05     Reinstatement.  If the Trustee or the Paying Agent is unable to apply any money or shares of Common Stock in accordance with Section 13.02 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 13.01 until such time as the Trustee or the Paying Agent is permitted to apply all such money or shares of Common Stock in accordance with Section 13.02; provided, however, that if the Company makes any payment of interest on or principal of any Note or payment or delivery, as the case may be, of the consideration due upon conversion following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money, or delivery from the shares of Common Stock, as the case may be, held by the Trustee or Paying Agent.

ARTICLE 14.
SUPPLEMENTAL INDENTURES

Section 14.01      Supplemental Indentures without Consent of Holders.  Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

(1)           to cure any ambiguity or correct any inconsistent or otherwise defective provision contained herein;

(2)           to provide for the assumption by a Successor Corporation of the obligations of the Company contained herein;

(3)           to provide for or confirm the issuance of Additional Notes in accordance with the terms of this Indenture;

(4)           to evidence and provide for the acceptance of appointment under this Indenture by a successor Trustee;

(5)           to add Note guarantees with respect to the Notes;

(6)           to secure the Notes;

(7)           to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company;

(8)           to comply with the applicable procedures of the Depositary;

(9)           to make any change that does not materially adversely affect the rights of any Holder;

(10)         as expressly required by Section 7.05;

(11)         to conform the provisions of this Indenture to the Term Sheet (and the Trustee may conclusively rely on an Officer’s Certificate from the Company for such purpose); or

(12)         to irrevocably elect a Settlement Method or a Specified Dollar Amount or a Minimum Specified Amount, or eliminate the Company’s right to elect a Settlement Method.

Section 14.02      Supplemental Indentures with Consent of Holders.  With the consent of the Holders of not less than a majority in Principal Amount of the outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each outstanding Note affected thereby:

(1)           reduce the percentage in Principal Amount of Notes whose Holders must consent to an amendment of this Indenture or to waive any past default;

(2)           reduce the rate of, or extend the time of payment of, any interest on any Note;

(3)           reduce the Principal Amount of, or extend the Maturity Date of, any Note;

(4)           make any change that impairs or adversely affects the conversion rights of any Note;

(5)           reduce the Redemption Price or the Fundamental Change Purchase Price of any Note or amend or modify in any manner adverse to the Holders of Notes the Company’s obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(6)           make any Note payable in a currency other than that stated in the Notes;

(7)           impair the right of any Holder to receive payment of principal of, and interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes;

(8)           change the ranking of the Notes; or

(9)           modify any of the provisions of this Section 14.02 or Section 9.02(b).

It shall not be necessary for any Act of Holders under this Section 14.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

Section 14.03      Execution of Supplemental Indentures.  In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article 14 or the modifications thereby of the trusts created by this Indenture, the Trustee shall be provided with, and (subject to Section 11.01) shall be fully protected in relying upon, in addition to the documents required by Section 1.02, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture.  Subject to the preceding sentence, the Trustee shall sign such supplemental indenture if the same does not adversely affect the Trustee’s own rights, duties or immunities under this Indenture or otherwise.  The Trustee may, but shall not be obligated to, enter into any such supplemental indenture that adversely affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Section 14.04       Effect of Supplemental Indentures.  Upon the execution of any supplemental indenture under this Article 14, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 14.05       [Reserved].

Section 14.06      Reference in Notes to Supplemental Indentures.  Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article 14 shall bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture.  If the Company shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for outstanding Notes.

Section 14.07       Notice to Holders of Supplemental Indentures.  The Company shall cause notice of the execution of any supplemental indenture to be sent to each Holder, at such Holder’s address appearing on the Register provided for in this Indenture, within 20 days after execution thereof.  Failure to deliver such notice, or any defect in such notice, shall not impair or affect the legality or validity of such supplemental indenture.

ARTICLE 15.
MISCELLANEOUS

Section 15.01        [Reserved].

Section 15.02        Notices.  Any notice or communication shall be in writing (including telecopy promptly confirmed in writing) and delivered in person or mailed by first-class mail addressed as follows:

if to the Company:

HC2 Holdings, Inc.
450 Park Avenue, 29th Floor
New York, NY 10022
Attention:  Joseph Ferraro

with a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP
One Manhattan West
New York, NY 10001
Attention:  Gregory Fernicola

if to the Trustee:

U.S. Bank National Association
Global Corporate Trust Services
Mailcode:  EP MN WS3C
60 Livingston Avenue
St. Paul, MN 55107-2292
Facsimile No.:  (651) 466-4730
Attention: Global Corporate Trust

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a registered Holder shall be mailed to the Holder at the Holder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed; provided that, notwithstanding anything to the contrary herein, notices given to Holders of Global Notes may be given electronically through the facilities of the Depositary.

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.  If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it, except that notices to the Trustee shall be effective only upon receipt.

The Trustee agrees to accept instructions or directions pursuant to this Indenture sent by unsecured e-mail, pdf, facsimile transmission or other similar unsecured electronic methods; provided, however, that the Trustee shall have received an incumbency certificate listing persons designated to give such instructions or directions and containing specimen signatures of such designated persons, which such incumbency certificate shall be amended and replaced whenever a person is to be added or deleted from the listing.  If the Company elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling.  The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction.  The Company agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties, absent the gross negligence or willful misconduct of the Trustee.

Section 15.03       [Reserved].

Section 15.04       Certificate and Opinion as to Conditions Precedent.  Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee:

a)            an Officer’s Certificate in form reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

b)            if requested by the Trustee, an Opinion of Counsel in form reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 15.05       When Notes Are Disregarded.  In determining whether the Holders of the required Principal Amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or by any Affiliate of the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Trust Officer of the Trustee actually knows are so owned shall be so disregarded.  Also, subject to the foregoing, only Notes outstanding at the time shall be considered in any such determination.

Section 15.06       Rules by Trustee, Paying Agent and Registrar.  The Trustee may make reasonable rules for action by, or a meeting of, Holders.  The Registrar and the Paying Agent may make reasonable rules for their functions.

Section 15.07       Legal Holidays.  If an Interest Payment Date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.  If a Regular Record Date is a Legal Holiday, the Regular Record Date shall not be affected.  In any case where the Maturity Date, Fundamental Change Purchase Date or Redemption Date, as the case may be, of any Note is a Legal Holiday, then (notwithstanding any other provision of this Indenture or of the Notes) payment of principal need not be made on such date, but may be made on the next succeeding day that is not a Legal Holiday, with the same force and effect as if made on such Maturity Date, Fundamental Change Purchase Date or Redemption Date, as the case may be.

Section 15.08       Governing Law.  THIS INDENTURE AND THE NOTES, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS INDENTURE OR THE NOTES, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 15.09       No Recourse against Others.  An incorporator, director, officer, employee, Affiliate or stockholder of the Company, solely by reason of this status, shall not have any liability for any obligations of the Company under the Notes, this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation.  By accepting a Note, each Holder shall waive and release all such liability.  The waiver and release shall be part of the consideration for the issue of the Notes.

Section 15.10       Successors.  All agreements of the Company in this Indenture and the Notes shall bind their respective successors.  All agreements of the Trustee in this Indenture shall bind its successors.

Section 15.11       Multiple Originals.  The parties may sign any number of copies of this Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.  One signed copy is enough to prove this Indenture.  Delivery of an executed counterpart by facsimile, .pdf or other electronic means shall be effective as delivery of a manually executed counterpart thereof.  All notices, approvals, consents, requests and any communications hereunder must be in writing (provided that any communication sent to Trustee hereunder must be in the form of a document that is signed manually or by way of a digital signature, if applicable, in English).  Company agrees to assume all risks arising out of the use of using digital signatures and electronic methods to submit communications to Trustee, including without limitation the risk of Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

Section 15.12        Benefits of Indenture.  Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their respective successors hereunder and the Holders of Notes, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 15.13       Table of Contents; Headings.  The table of contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

Section 15.14       Severability Clause.  In case any provision in this Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

Section 15.15       Calculations.  The Company (or its agents) will be responsible for making all calculations called for under this Indenture or the Notes.  The Company (or its agents) will make all such calculations in good faith and, absent manifest error, its calculations will be final and binding on Holders.  The Company (or its agents) upon request will provide a schedule of its calculations to each of the Trustee and the Conversion Agent, and each of the Trustee and Conversion Agent is entitled to rely conclusively upon the accuracy of such calculations without independent verification.  The Trustee will deliver a copy of such schedule to any Holder upon the written request of such Holder.

Section 15.16      Waiver of Jury Trial.  EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE SECURITIES OR THE TRANSACTION CONTEMPLATED THEREBY.

Section 15.17       Consent to Jurisdiction.

a)           The Company hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States sitting in the State and City of New York, County and Borough of Manhattan, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Indenture or the Notes, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such state court sitting in the State and City of New York, County and Borough of Manhattan or, to the extent permitted by law, in such federal court sitting in the State and City of New York, County and Borough of Manhattan.

b)           The Company hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action proceeding arising out of or relating to this Indenture or the Notes in any New York State or federal court.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

Section 15.18       Force Majeure.  In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 15.19       U.S.A. Patriot Act.  The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee (in all of its capacities), like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee.  The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A.  Patriot Act.

[Remainder of the page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

HC2 HOLDINGS, INC.

By:	/s/ Michael Sena
Name: Michael Sena
Title: Chief Financial Officer

U.S. Bank National Association as Trustee

By:	/s/ Benjamin Kreuger
Name: Benjamin Kreuger
Title: Vice President

SCHEDULE A

Effective Date/ Date of the Notice of Redemption	$3.66	$4.00	$4.27	$5.00	$5.55	$7.00	$10.00	$12.00	$15.00	$30.00
February 1, 2021	38.9269	38.9269	38.9269	38.9269	38.9269	28.8458	15.9229	11.3446	7.1696	0.5229
August 1, 2021	38.9269	38.9269	38.9269	38.9269	39.8485	27.6172	15.2029	10.8362	6.8496	0.4862
August 1, 2022	38.9269	38.9269	38.9269	38.9269	36.1178	24.6315	13.4429	9.5862	6.0829	0.3996
August 1, 2023	38.9269	38.9269	38.9269	37.4629	31.0173	20.6172	11.1329	7.9612	5.0829	0.2962
August 1, 2024	38.9269	38.9269	38.9269	29.8629	23.9524	15.2172	8.1529	5.8779	3.8096	0.1729
August 1, 2025	38.9269	38.1529	30.9506	18.7829	13.9317	8.1172	4.4329	3.2612	2.1829	0.0329
August 1, 2026	38.9269	15.7029	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

EXHIBIT A
[FORM OF RESTRICTED STOCK LEGEND]

THE SALE OF THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ACCORDINGLY THIS SECURITY MAY NOT BE OFFERED, RESOLD, OR OTHERWISE TRANSFERRED, EXCEPT:

(A) TO HC2 HOLDINGS, INC. (THE “COMPANY”) OR ANY SUBSIDIARY THEREOF;

(B) PURSUANT TO, AND IN ACCORDANCE WITH, A REGISTRATION STATEMENT THAT IS EFFECTIVE UNDER THE SECURITIES ACT AT THE TIME OF SUCH TRANSFER; OR

(C) UNDER ANY OTHER AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (INCLUDING, IF AVAILABLE, THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT).

WITH RESPECT TO ANY TRANSFER PURSUANT TO THE FOREGOING CLAUSE (C), THE COMPANY AND THE COMPANY’S TRANSFER AGENT RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THEY MAY REASONABLY REQUIRE AND MAY RELY UPON TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.